                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:


    [ ] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.:


    (3) Filing Party:


    (4) Date Filed:

                           [POPE RESOURCES LETTERHEAD]





To the Partners of Pope Resources:

    A meeting of the Partners of Pope Resources, A Delaware Limited Partnership (the "Partnership"), will be held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington (the "Partnership Meeting").

    At the Partnership Meeting, you will be asked to consider and vote upon the approval and adoption of certain amendments to the Limited Partnership Agreement of the Partnership, dated as of November 7, 1985, as amended as of December 16, 1986. The proposed amendments would amend the Limited Partnership Agreement to:

      (i) permit the Partnership to engage in a new business enterprise involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, primarily or exclusively for the account of individuals and/or entities who are not otherwise Affiliates of the Partnership (the "Investor Portfolio Management Business"); and

      (ii) authorize an incremental, sliding-scale allocation of net income derived from the Investor Portfolio Management Business between the Partnership and the Managing General Partner,

all as more particularly described in the accompanying Proxy Statement.

    You will also be asked to consider and vote upon a waiver (the "Waiver") of the application of an age-related eligibility requirement for service on the Board of Directors of the Managing General Partner (the "MGP Board") set forth in the Shareholders Agreement of the Managing General Partner (the "Shareholders Agreement") to Adolphus Andrews, Jr., an existing member of the MGP Board. The Waiver would permit Mr. Andrews to continue to serve on the MGP Board for two
(2) years beyond the age of 75. The MGP Board believes that Mr. Andrews' continued service on the MGP Board is valuable to the Managing General Partner and to the Partnership in that he will provide continuity to the MGP Board in the oversight and evaluation of the Investor Portfolio Management Business as the Partnership enters into this new business enterprise.

    THE PROPOSED AMENDMENTS AND THE WAIVER HAVE BEEN CAREFULLY CONSIDERED AND APPROVED BY THE MGP BOARD AS BEING IN THE BEST INTERESTS OF THE PARTNERS AND THE PARTNERSHIP (MR. ANDREWS ABSTAINED FROM VOTING ON THE WAIVER). THE MANAGING GENERAL PARTNER RECOMMENDS YOUR APPROVAL OF THE PROPOSED AMENDMENTS AND THE WAIVER.

    In the material accompanying this letter, you will find a Notice of Partnership Meeting, a Proxy Statement relating to the actions to be taken by the Partners at the Partnership Meeting, and a proxy card. The Proxy Statement more fully describes the proposed amendments and Waiver.

    All Partners are cordially invited to attend the Partnership Meeting in person. However, whether or not you plan to attend the Partnership Meeting, please complete, sign, date and return your proxy or proxies in the enclosed postage paid envelope. If you attend the Partnership Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your Units be represented and voted at the Partnership Meeting.

    I look forward to seeing you at the Partnership Meeting.

                              Sincerely,


                              _________________________________
                              Gary F. Tucker, President and CEO
                              Pope MGP, Inc., Managing General Partner


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
                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
                               19245 10TH AVE. NE
                                POULSBO, WA 98370



                          NOTICE OF PARTNERSHIP MEETING


                          TO BE HELD ON MARCH 14, 1997






    A meeting of the Partners of Pope Resources, A Delaware Limited Partnership (the "Partnership"), will be held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington (the "Partnership Meeting"), for the following purposes:


    1.To consider and vote upon amendments (the "Amendments") to the Limited
      Partnership Agreement of the Partnership, dated as of November 7, 1985, as amended as of December 16, 1986 (the "Partnership Agreement"), to:

               (a) permit the Partnership to engage in a new business
            enterprise, the Investor Portfolio Management Business, specifically the business of the Partnership, its Affiliates, and/or related businesses, involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of individuals and/or entities who are not otherwise Affiliates of the Partnership; and

               (b) authorize an annual incremental, sliding-scale allocation of the net income derived from the Investor Portfolio Management Business between a subsidiary of the Partnership and the Managing General Partner, beginning at 80% for the new subsidiary and 20% for the Managing General Partner and adjusting gradually to 50% each when net income exceeds $7 million in a fiscal year.

    2.To consider and vote upon a waiver (the "Waiver") of the application of an age-related eligibility requirement for service on the Board of Directors of the Managing General Partner (the "MGP Board") set forth in the Shareholders Agreement of the Managing General Partner (the "Shareholders Agreement") to Adolphus Andrews, Jr., an existing member of the MGP Board, that would permit Mr. Andrews to continue to serve on the MGP Board for two (2) years beyond the age of 75.

    3.To transact such other business as may properly come before the Partnership Meeting or any continuance(s) or adjournment(s) thereof.

    The foregoing proposals are more particularly described in the accompanying Proxy Statement.


    Only Partners of record at the close of business on January 31, 1997 are entitled to receive notice of and to vote at the Partnership Meeting, or at any continuance(s) or adjournment(s) thereof. ADOPTION OF THE AMENDMENTS AND APPROVAL OF THE WAIVER EACH REQUIRE THE AFFIRMATIVE VOTE OF THE PARTNERS OF RECORD HOLDING MORE THAN FIFTY PERCENT (50%) OF THE UNITS HELD BY ALL

PARTNERS OF RECORD (A "MAJORITY INTEREST"), AS WELL AS THE SEPARATE APPROVAL OF THE MANAGING GENERAL PARTNER. The Managing General Partner has approved the Amendments and the Waiver. Because of their integral relationship, the Amendments are to be considered and voted on by the Partners as a single proposal.

                      By Order of the Board of Directors of Pope MGP, Inc., Managing General Partner



                      _____________________________________
                      Gary F. Tucker, President and CEO


Poulsbo, Washington
 February 14, 1997



===============================================================================
IMPORTANT: Even if you plan to be present at the meeting, please fill in, date, sign and promptly mail the enclosed proxy or proxies in the postage paid envelope provided to ensure that your Units are represented at the Partnership Meeting. If you attend the Partnership Meeting, you may vote in person if you wish to do so even though you have previously sent in your proxy or proxies.
===============================================================================


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

                                 PROXY STATEMENT
                                       OF
                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
                            FOR A MEETING OF PARTNERS
                          TO BE HELD ON MARCH 14, 1997


    This Proxy Statement is being furnished to all of the Partners (as that term is defined in the Partnership Agreement referred to below) of Pope Resources, A Delaware Limited Partnership (the "Partnership"), formed pursuant to the Limited Partnership Agreement of the Partnership, dated as of November 7, 1985, as amended as of December 16, 1986 (the "Partnership Agreement"), in connection with the solicitation of proxies by Pope MGP, Inc., as Managing General Partner of the Partnership ("MGP" or the "Managing General Partner"), for use at the Meeting of Partners to be held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington (the "Partnership Meeting"), and at any continuance(s) or adjournment(s) thereof. This Proxy Statement is first being mailed to Partners on or about February 14, 1997.


    At the Partnership Meeting, Partners will be asked to authorize certain amendments (the "Amendments") to the Partnership Agreement to (i) permit the Partnership to engage in a new business enterprise (the "Investor Portfolio Management Business"), specifically the business of the Partnership, its Affiliates, and/or related businesses, involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of individuals and/or entities who are not otherwise Affiliates of the Partnership ("Third Party Investors") and to further permit the Partnership to engage in the Investor Portfolio Management Business through one or more entities (collectively, the "Portfolio Business Affiliate") wholly-owned and controlled, directly or indirectly, by the Partnership or by the Partnership and the Managing General Partner; and (ii) authorize an annual incremental, sliding-scale allocation of the net income derived from the Investor Portfolio Management Business (the "IPMB Net Income") between a new subsidiary of the Partnership (the "New Partnership Subsidiary") and the Managing General Partner (the "IPMB Income Allocation"), beginning at 80% for the New Partnership Subsidiary and 20% for the Managing General Partner and adjusting gradually to 50% each when IPMB Net Income exceeds $7 million in a fiscal year, all as more particularly described in the this Proxy Statement. See "Background and Reasons for the Amendments - Conduct of Investor Portfolio Management Business," "Background and Reasons for the Amendments - The ORM/LLC Operating Agreement," "Background and Reasons for the Amendments - Net Income Distribution" and "The Amendments." Pursuant to the Amendments, the Partnership will be authorized to engage in the Investor Portfolio Management Business only to the extent that the Partnership's cumulative financial commitment to the Investor Portfolio Management Business (including the amount of money contributed or loaned by the Partnership to the Portfolio Business Affiliate in connection with the Investor Portfolio Management Business, guarantees, negative pledges, and other financial commitments made by the Partnership and the Portfolio Business Affiliate in connection with the Investor Portfolio Management Business, and all costs and expenses incurred in, or properly allocated to, the conduct of the Investor Portfolio Management Business), net of the cumulative amount of IPMB Net Income not allocated to the Managing General Partner (the "IPMB Cumulative Commitment"), does not exceed $5 million (the "Maximum Commitment Level"). If the Partnership's participation in the Investor Portfolio Management Business would result in its IPMB Cumulative Commitment exceeding the Maximum Commitment Level, such continued participation, and the related financial commitment in excess of the Maximum Commitment Level, will require the approval of Partners holding more than 50% of the Units held by all Partners (a "Majority Interest").


    In addition, Partners will be asked to consider and vote upon a waiver (the "Waiver") of the application of an age-related eligibility requirement for service on the Board of Directors of the Managing General Partner (the "MGP Board"), as set forth in the Shareholders Agreement entered into in 1985 among the Partnership, Pope & Talbot, Inc., Pope EGP, Inc. (the equity general partner of the Partnership), the Shareholders of MGP, and the members of the MGP Board (the "Shareholders Agreement") to Adolphus Andrews, Jr., an existing member of the MGP Board. The Waiver would permit Mr. Andrews to continue to serve on the MGP Board for two (2) years beyond the age of 75. See "Background and Reasons for the Waiver."

    THE MANAGING GENERAL PARTNER, BY THE UNANIMOUS APPROVAL OF ITS BOARD OF DIRECTORS (BASED UPON THE UNANIMOUS RECOMMENDATION OF A BOARD COMMITTEE COMPOSED OF INDEPENDENT DIRECTORS) HAS APPROVED THE AMENDMENTS, AND BY THE UNANIMOUS APPROVAL OF ITS BOARD OF DIRECTORS (MR. ANDREWS NOT VOTING) HAS APPROVED THE WAIVER, AND RECOMMENDS THAT THE PARTNERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENTS AND APPROVAL OF THE WAIVER. SUCH APPROVAL OF THE AMENDMENTS BY THE MANAGING GENERAL PARTNER IS SPECIFICALLY CONDITIONED ON APPROVAL OF THE AMENDMENTS BY THE LIMITED PARTNERS AS A SINGLE PROPOSAL.


              The date of this Proxy Statement is February 14, 1997

                                TABLE OF CONTENTS



SUMMARY..................................................................    1
    General..............................................................    1
    The Meeting of Partners..............................................    1
    Background...........................................................    2
    The Amendments.......................................................    2
    The Waiver...........................................................    3

THE MEETING OF THE PARTNERS..............................................    3
    General..............................................................    3
    Matters to be Considered at the Meeting..............................    3
    Record Date; Partnership Units Entitled to Vote; Vote Required.......    3
    Proxies; Proxy Solicitation..........................................    4

BACKGROUND AND REASONS FOR THE AMENDMENTS................................    5
    Historical Business..................................................    5
    Consideration of Investor Portfolio Management Business..............    5
    Conduct of Investor Portfolio Management Business....................    6
    The ORM/LLC Operating Agreement......................................    8
    Net Income Distribution..............................................    9
    Management Incentive Program.........................................   10
    Factors Considered by MGP Board......................................   10
    Recommendations and Opinion of Financial Advisor.....................   12
    Federal Income Tax Considerations....................................   14

THE AMENDMENTS...........................................................   15
    General..............................................................   15
    Amendment of "Purpose" of the Partnership............................   15
    Allocation of IPMB Net Income to Managing General Partner............   16

INTEREST OF CERTAIN PERSONS IN THE AMENDMENTS............................   18
    General..............................................................   18
    Managing General Partner.............................................   18
    Shareholders and Directors of the Managing General Partner...........   18
    Background...........................................................   21
    Reasons for the Waiver...............................................   21
    Consequences of the Waiver...........................................   22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT....................................................   22

AVAILABLE INFORMATION....................................................   24

                                     SUMMARY

    Certain significant matters discussed in this Proxy Statement are summarized below. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing or incorporated by reference in this Proxy Statement (including the Appendices hereto).

    This Proxy Statement contains forward-looking statements regarding future events relating to the Partnership that involve significant risks and uncertainties. Parties are advised that such statements are predictions and beliefs of the Partnership, and the Partnership's actual results may differ materially from those discussed herein.

GENERAL


    This Proxy Statement relates to certain proposed amendments to the Partnership Agreement to (i) expand the purpose of the Partnership to permit the Partnership to engage in the Investor Portfolio Management Business, and (ii) authorize the annual incremental, sliding-scale allocation of IPMB Net Income between the New Partnership Subsidiary and the Managing General Partner (the "Amendments"). Pursuant to Amendments, the Partnership's authority to engage in the Investor Portfolio Management Business will be limited in that the Partnership's cumulative financial commitment to the Investor Portfolio Management Business, net of cumulative IPMB Net Income not allocated to the Managing General Partner, may not exceed $5 million unless approved by a Majority Interest. A copy of the Amendments is attached hereto as Appendix I.


    This Proxy Statement also relates to a proposed waiver (the "Waiver") of the application of one of the provisions of the Shareholders Agreement of the Managing General Partner to permit an existing director of the Managing General Partner, Adolphus Andrews, Jr., to continue to serve on the MGP Board for two
(2) years beyond the age of 75.

    A glossary of defined terms as used in this Proxy Statement is attached hereto as Appendix II.

THE MEETING OF PARTNERS


    Date, Time, Place and Purpose of the Meeting. The Meeting of Partners is to be held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington (the "Partnership Meeting"). At the Partnership Meeting, Partners will consider and vote upon the Amendments and the Waiver described herein.

    Record Date. Only partners of record of the Partnership at the close of business on January 31, 1997 (the "Partners") are entitled to receive notice of and to vote at the Partnership Meeting, or at any continuance(s) or adjournment(s) thereof.

    Vote Required. The affirmative vote of Partners holding more than fifty percent (50%) of the Units held by all Partners (a "Majority Interest"), together with the separate approval of the Managing General Partner, is required for the approval and adoption of the Amendments and for approval of the Waiver. See "Meeting of Partners - Record Date; Units Entitled to Vote; Vote Required." The Managing General Partner has approved the Amendments, but such approval was conditioned on the approval of both of the Amendments by the Limited Partners as a single proposal. The Managing General Partner and the shareholders of the Managing General Partner have also approved the Waiver. As of the Record Date, there were 903,150 Units with voting rights outstanding, of which the Managing General Partner, Pope EGP, Inc., the Equity General Partner of the Partnership, and the directors, executive officers and shareholders of the Managing General Partner or the Partnership, as the case may be, held 162,789 Units. See "Security Ownership of Certain Beneficial Owners and Management."

    Principal Executive Office. The principal executive office of the Partnership is located at 19245 10th Avenue N.E., Poulsbo, Washington 98370.

BACKGROUND

    The Partnership was formed in 1985 as a result of a split-off of certain timberland resources and property development operations of Pope & Talbot, Inc. and its subsidiaries. Since its formation, the Partnership has operated its timberland resources and property development businesses. See "Historical Business."

    In late 1995, as part of the Partnership's long-range planning for continued growth, the MGP Board began to consider the development of expanded lines of business that would build upon those lines of business historically pursued by the Partnership. In early 1996, the MGP Board concluded that the timber and real estate management experience gained by the Partnership in the operation of its historical businesses, combined with the specific prior experience of Gary F. Tucker, the Partnership's newly-hired Chief Executive Officer, in developing and managing timber investment portfolios for large institutional investors, could be leveraged into expanded lines of business that have the potential for bolstering the Partnership's long-term growth. In addition, the MGP Board concluded that these expanded lines of business could provide investment opportunities for the Partnership. Beginning in early 1996, the MGP Board began analyzing the feasibility and advisability of establishing the Investor Portfolio Management Business. During this process, the MGP Board considered a variety of factors, including the amount and structure of fees that could reasonably be charged to Third Party Investors in connection with the Investor Portfolio Management Business, the potential costs involved in establishing the Investor Portfolio Management Business, potential staffing and management requirements, projected returns, the risks and liabilities associated with engaging in the Investor Portfolio Management Business, the possible opportunity for the Partnership to gain equity participation in the properties acquired and managed through the Investor Portfolio Management Business and the risks and liabilities associated therewith, and various other business, legal, accounting and tax issues relating to the establishment and operation of the Investor Portfolio Management Business. See "Background And Reasons For The Amendments - Factors Considered by MGP Board" and "The Amendments." In December of 1996, the MGP Board resolved to authorize the establishment of the Investor Portfolio Management Business subject to requisite approval by the Partners of the Amendments to the Partnership Agreement described in this Proxy Statement.

THE AMENDMENTS


    The Partners are being asked to approve a proposal to amend certain provisions of the Partnership Agreement. The proposed Amendments would permit the Partnership to engage in the Investor Portfolio Management Business and to do so through the Portfolio Business Affiliate in which the Partnership, initially through the New Partnership Subsidiary, and the Managing General Partner are the sole equity owners, and to authorize a sliding-scale allocation of the IPMB Net Income between the New Partnership Subsidiary and the Managing General Partner. Pursuant to the Amendments, the Partnership's authority to participate in the Investor Portfolio Management Business will be limited in that the IPMB Cumulative Commitment may not exceed $5 million unless approved by a Majority Interest. See "The Amendments."


    The Managing General Partner, through the MGP Board, and based upon the unanimous recommendation of a committee of the MGP Board composed of independent directors (the "Board Committee"), has determined that the Amendments are fair and in the best interests of the Partners and the Partnership, has approved the Amendments, and recommends that the Partners approve the Amendments. In considering whether to approve and adopt the Amendments, Partners should consider the information set forth under the captions "Background and Reasons for the Amendments" and "Interest of Certain Persons in the Amendments."


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
    If the amendments are not duly adopted in the manner set forth in this Proxy Statement, the Partnership will not pursue the Investor Portfolio Management Business, and one or more principals of the Managing General Partner may separately pursue such a business through other entities.

THE WAIVER

    The Partners are also being asked to approve a proposal to waive a provision of the Shareholders Agreement which limits eligibility for membership on the MGP Board to persons who are not in excess of 75 years of age, so as to permit an existing member of the MGP Board, Adolphus Andrews, Jr., to continue to serve on the MGP Board for two (2) years beyond the mandatory retirement age of 75 years set forth in the Shareholders Agreement.

    The Managing General Partner, through the MGP Board (Mr. Andrews not voting), has determined that the Waiver is in the best interests of the Partners and the Partnership, has approved the Waiver, and recommends that the Partners approve the Waiver. In considering whether to approve the Waiver, Partners should consider the information set forth under the caption "Background and Reasons for the Waiver."

                           THE MEETING OF THE PARTNERS

GENERAL


    This Proxy Statement is being furnished to the Partners in connection with the solicitation of proxies by the Managing General Partner for use at the Partnership Meeting to be held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, and at any continuance(s) or adjournment(s) thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to Partners on or about February 14, 1997.


MATTERS TO BE CONSIDERED AT THE MEETING

    At the Partnership Meeting, Partners of record as of the Record Date will consider and vote upon proposals to approve and adopt the Amendments and to approve the Waiver. See "The Amendments" and "The Waiver."

    THE MANAGING GENERAL PARTNER, BASED UPON THE UNANIMOUS RECOMMENDATION OF THE BOARD COMMITTEE, HAS APPROVED THE AMENDMENTS, AND THE MANAGING GENERAL PARTNER (MR. ANDREWS NOT VOTING) HAS APPROVED THE WAIVER, AND THE MANAGING GENERAL PARTNER RECOMMENDS THAT THE PARTNERS VOTE "FOR" APPROVAL AND ADOPTION OF THE AMENDMENTS AND APPROVAL OF THE WAIVER. See "Background and Reasons for the Amendments," "Interest of Certain Persons in the Amendments," "Background and Reasons for the Waiver," and "Interest of Certain Persons in the Waiver."

RECORD DATE; PARTNERSHIP UNITS ENTITLED TO VOTE; VOTE REQUIRED


    The close of business on January 31, 1997 has been fixed as the record date for determining Limited Partners who are entitled to notice of and to vote at the Partnership Meeting (the "Record Date"). As of the Record Date, there were 903,150 Units outstanding and entitled to vote. In accordance with the Partnership Agreement, only those holders of record of Limited Partners' Units who have previously been admitted as Limited Partners pursuant to the Partnership Agreement ("Limited Partners") are entitled to vote at the Partnership Meeting. The Partnership Agreement requires the presence in person or by proxy of Partners holding a Majority Interest to constitute a quorum for the transaction of business at the Partnership Meeting. Under the Partnership Agreement, the affirmative vote of Partners representing a Majority Interest is required for approval of the Amendments, in addition to the separate approval of the Managing General Partner, which approval has been obtained. Similarly, the affirmative vote of Partners representing a Majority Interest is



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

required for approval of the Waiver, in addition to the separate approval of the Managing General Partner, which approval has been obtained. Approval of the Waiver has the additional requirement of the approval of the other parties to the Shareholder Agreement, which approval has also been obtained. As of the Record Date, Peter T. Pope, a director of the Managing General Partner, and Emily T. Andrews, the spouse of Adolphus Andrews, Jr. a director of the Managing General Partner, beneficially owned 162,289 Units, or approximately 18% of the outstanding Units entitled to vote on the Amendments and the Waiver. It is the intention of Peter T. Pope and Emily T. Andrews to vote these units in favor of approval and adoption of the Amendments and approval of the Waiver.


    Because approval and adoption of the Amendments and approval of the Waiver require approval by a Majority Interest, abstentions from voting and failures to vote in person or by proxy will have the practical effect of voting against the approval and adoption of the Amendments and approval of the Waiver.

PROXIES; PROXY SOLICITATION

    Limited Partners' Units held of record by Limited Partners which are represented by properly executed proxies received at or prior to the Partnership Meeting that have not been revoked will be voted at the Partnership Meeting (and at any continuance(s) or adjournment(s) thereof) in accordance with the instructions contained therein. Limited Partners' Units held of record by Limited Partners which are represented by properly executed proxies for which no instruction is given will be voted "FOR" approval and adoption of the Amendments and approval of the Waiver. Limited Partners are urged to complete, sign, date, and return promptly the enclosed proxy card in the postage prepaid return envelope provided to ensure that their Limited Partners' Units are voted. A Limited Partner may revoke a proxy by submitting at any time prior to the vote on the Amendments and the Waiver written notice to the Managing General Partner or by attending the Partnership Meeting and voting in person. Mere attendance at the Partnership Meeting will not in and of itself revoke a proxy.

    If the Partnership Meeting is postponed, continued, or adjourned for any reason, at any subsequent reconvening of the Partnership Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Partnership Meeting (except for any proxies that have theretofore effectively been revoked), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    The costs of soliciting proxies will be borne by the Partnership. In addition to solicitations by mail, officers, directors and regular employees of the Managing General Partner and the Partnership may solicit proxies personally or by telephone without additional compensation. The Partnership will also employ Georgeson & Company Inc., at a cost of approximately $10,000, to solicit proxies.


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
                    BACKGROUND AND REASONS FOR THE AMENDMENTS

HISTORICAL BUSINESS

    The Partnership was organized in December 1985 as a result of a split-off by Pope & Talbot, Inc. ("P&T") of certain of its assets. The Partnership is a successor to Pope & Talbot Development, Inc. and other P&T affiliates. The Partnership currently has three corporate subsidiaries, Ludlow Water Company, Gamble Village Water & Sewer Company, and Ludlow Bay Realty, Inc., and a 50% general partnership interest in Ludlow Associates, a Washington general partnership that owns the Inn at Ludlow Bay.

    The Partnership's current operations ("Historical Business") are classified into two segments: (i) timberland resources and (ii) property development. The Partnership's largest segment, timberland resources, encompasses the growing and harvesting of timber and leasing of the timberlands for mineral extraction and communications towers. The bulk of the Partnership's land ownership (totalling approximately 76,000 acres) is allocated to this segment. Its principal operations consist of the sale of logs in export and domestic markets and sales of standing timber to buyers who log it under the terms of purchase contracts. This segment produced 73%, 63%, and 76% of the Partnership's consolidated gross revenues in 1995, 1994, and 1993, respectively.

    The Partnership's other segment, property development, consists of residential development and income properties. Residential development involves the sale of single-family homes, finished lots, and undeveloped acreage. Income properties consist of utilities providing water and sewer services to properties in the Port Ludlow and Port Gamble, Washington area; a marina, golf course, commercial shopping center, and RV park operated by the Partnership; certain property leased to Pope & Talbot, Inc.; a restaurant/lounge and related facilities leased to and operated by Village Resorts, Inc.; and a 50% general partnership interest in a 36-room inn. This segment produced 27%, 37%, and 24% of the Partnership's consolidated gross revenues in 1995, 1994, and 1993, respectively.

CONSIDERATION OF INVESTOR PORTFOLIO MANAGEMENT BUSINESS

    In late 1995, as part of the Partnership's long-range planning for continued growth, the MGP Board began to consider the development of expanded lines of business that would build upon those lines of business historically pursued by the Partnership. In early 1996, the MGP Board concluded that the timber and real estate management experience gained by the Partnership in the operation of its historical businesses, combined with the specific prior experience of Gary F. Tucker, the Partnership's newly-hired Chief Executive Officer, in developing and managing timber investment portfolios for large institutional investors, could be leveraged into expanded lines of business that have the potential for bolstering the Partnership's long-term growth. The MGP Board thereupon began analyzing the feasibility and advisability of establishing the Investor Portfolio Management Business. During this process, the MGP Board considered a variety of factors, including the amount and structure of fees that could reasonably be charged to Third Party Investors in connection with the Investor Portfolio Management Business, the potential costs involved in establishing the Investor Portfolio Management Business, potential staffing and management requirements, projected returns, the risks and liabilities associated with engaging in the Investor Portfolio Management Business, the possible opportunity for the Partnership to gain equity participation in the properties acquired and managed through the Investor Portfolio Management Business and the risks and liabilities associated therewith, and various other business, legal, accounting and tax issues relating to the creation and operation of the Investor Portfolio Management Business. See "- Factors Considered by MGP Board." In December, 1996, the MGP Board, based upon the unanimous recommendation of the Board Committee, resolved to authorize the establishment of the Investor Portfolio Management Business subject to requisite approval by the Partners of the Amendments to the Partnership Agreement described in this Proxy Statement.

CONDUCT OF INVESTOR PORTFOLIO MANAGEMENT BUSINESS


    If the Amendments discussed herein are duly approved, the Partnership will be authorized to engage in the Investor Portfolio Management Business through the Portfolio Business Affiliate but only to the extent that the Partnership's IPMB Cumulative Commitment to such business does not exceed the Maximum Commitment Level, unless the continued participation of the Partnership in the Investor Portfolio Management Business, and any related additional financial commitment, shall have been approved by a Majority Interest. Although the Amendments do not specify the form of entity that the Portfolio Business Affiliate will take, the Partnership intends that the Investor Portfolio Management Business will initially be managed by a Washington limited liability company, Olympic Resource Management LLC ("ORM/LLC"). Moreover, the Partnership will form a new corporate subsidiary, ORM, Inc. ("ORMI") to hold the Partnership's member interest in ORM/LLC. The other member of ORM/LLC will be the Managing General Partner. For the foreseeable future, ORM/LLC and ORMI will collectively constitute the Portfolio Business Affiliate and ORMI will be the New Partnership Subsidiary. This structure was chosen for a variety of business, legal and tax reasons. However, the Amendments do not commit the Partnership to a structure in which the Investor Portfolio Management Business is conducted through a limited liability company in which the Partnership holds an equity interest indirectly through a corporate subsidiary. Rather, the Amendments are designed to give the Partnership the flexibility to hold the member interest in ORM/LLC directly, to change the form of ORMI to a non-corporate entity, or otherwise to change the form of the Portfolio Business Affiliate if business, legal and/or tax considerations make any such change necessary or desirable in the future.

    The Partnership, through ORMI, is expected to provide essentially all of the funding required for the start-up phase of ORM/LLC, as capital contributions or as loans. It is currently anticipated that approximately $2 million (exclusive of expenses of shared employees, facilities and other resources allocated to the Investor Portfolio Management Business) will be required in 1997, which will be in the form of a capital contribution. It is possible that some additional capital contributions and/or loans from the Partnership through ORMI will be required during and after 1997. There can be no assurance that the amounts estimated by the Partnership for capital required by ORM/LLC in 1997 and beyond will be sufficient. To the extent that revenues from the Investor Portfolio Management Business are not sufficient to fund the expenses of the Investor Portfolio Management Business, the Partnership expects that it will contribute additional capital. Pursuant to the operating agreement governing ORM/LLC, any capital contribution by ORMI in excess of $2 million will require ORMI's and the Managing General Partner's consent. See " - The ORM/LLC Operating Agreement."



    As presently contemplated, ORM/LLC will be the manager of new general or limited partnerships, joint ventures, limited liability companies, or other new entities (each individually an "Investment Entity" and collectively the "Investment Entities") to be formed with one or more Third Party Investors. It is anticipated that ORMI, utilizing its share of the income from the Investor Portfolio Management Business and other assets contributed by the Partnership, will be an equity participant in a number of the Investment Entities with participating Third Party Investors. Such investment decisions will be made on a case-by-case basis by the ORMI Board with the consent of the Third Party Investors involved. It is expected that ORM/LLC will have primary management responsibility and authority for the Investment Entities. The Investment Entities will be organized to acquire (either directly or through the acquisition of land-holding entities), manage, and operate natural resource and other real estate-based assets consistent with the investment goals of the Third Party Investors. The Partnership expects that multiple Investment Entities will be created, each with a very limited number of Third Party Investors (including, in some cases, a single Third Party Investor).


    A chart summarizing the structure of the new organization is set forth below:

    There follows an organizational diagram under the heading "New Business Organizational Structure." Centered at the top of the diagram is a triangle labeled "Pope Resources." To the left of this "Pope Resources" triangle, joined by a line, is a square labeled "Limited Partners." To the right of the "Pope Resources" triangle, in each case joined by a line, is one square labeled "Pope EGP" and another square labeled "Pope MGP." Underneath the "Pope Resources" triangle, joined by a line, is a square labeled "ORMI." Underneath the "ORMI" square and the "Pope MGP" square, joined by a line from each such square, is a rectangle labeled "ORM/LLC." Underneath the "ORM/LLC" rectangle, joined by a line, is a hexagon labeled "Investment Entity." To the left of the "Investment Entity," joined by a line, is a square labeled "Third Party Investor." Beneath the "Investment Entity" hexagon is a circle labeled "Property."


    The Managing General Partner believes that favorable opportunities exist for acquisition of land and related resources, especially timberlands. On-going forest products industry restructuring, fluctuating product prices, restricted timber supply, and market demand have created a current opportunity for acquisition and investment. The Managing General Partner believes that timber and timberland investments compare favorably to other investments in terms of rates of return and risk factors. For example, according to a study reported in the September 1996 Journal of Forestry, the annual rate of return on timberland investments during the period 1960-1994, as calculated from the John Hancock Timber Index, was approximately 13%, while the annual rates of return on other investments such as U.S. Treasury Bills, U.S. bonds, corporate bonds, common stocks, and small company stocks during the same periods, as calculated by Ibbotson Associates, were approximately 6%, 7%, 7.5%, 11% and 15%, respectively. On the other hand, the study concluded that the level of risk associated with timberland investments, when determined by reference to traditional financial economic models (such as the capital asset pricing model) was relatively low. Because of the favorable comparison to other investments, the Managing General Partner believes that timber and timberland investments are a useful means of diversifying portfolio exposure and return. This should be attractive to Third Party Investors that can accept the relative illiquidity involved and possess well-diversified portfolios. The Managing General Partner believes that the Partnership is favorably positioned to pursue these opportunities based upon its unique heritage and experience.

    The Partnership expects that ORM/LLC will focus initially on identifying and seeking to attract potential Third Party Investors for the Investor Portfolio Management Business and on identifying timber and other natural resource and real estate assets throughout the United States and the rest of North America that represent potentially attractive investment opportunities. ORM/LLC will target potential Third Party Investors who have a minimum of $100 million to commit to the acquisition of real estate assets in connection with the Investor Portfolio Management Business. The assets most likely to be targeted for investment will be large timberland properties. However, it is not anticipated that Investment Entities will own or operate forest products manufacturing or conversion facilities for any sustained period of time. Other assets that may be acquired include other real property containing marketable natural resources, large commercial properties, and large development properties suitable for large-scale residential, commercial and mixed use development. Acquisitions may be made directly or through the acquisition of landholding entities.


    As currently contemplated, ORM/LLC will enter into portfolio development agreements with Third Party Investors. The Partnership expects that pursuant to a portfolio development agreement, a Third Party Investor will appoint ORM/LLC to acquire and manage, for development, sale or other investment purposes, a variety of real estate assets that meet predetermined investment objectives. Once a portfolio development agreement has been entered into, ORM/LLC will search for and identify real estate assets and, subject to the approval of the Third Party Investors, will negotiate for the purchase of assets, undertake due diligence, hire necessary experts and professional advisors, and purchase and manage acquired assets on behalf of the Third Party Investor. The Partnership expects that the Portfolio Business Affiliate and Third Party Investors will form Investment Entities for the purpose of purchasing and holding portfolio assets. More than one Third Party Investor may invest in portfolio assets, in which case they would all be equity owners of the Investment Entities.

    In some cases, and with the consent of the Third Party Investor involved, ORMI may invest as an equity owner in an Investment Entity, thereby leveraging the amount of funds the Partnership is capable of committing through ORMI with potentially more significant amounts committed by Third Party Investors and also resulting in more asset diversification for the Partnership. It is not expected that ORMI's position in any Investment

Entity will represent more than a small percentage of the outstanding equity interests in the Investment Entity. Such equity investments will likely be made from ORMI's distributed share of IPMB Net Income and from other assets contributed by the Partnership. The Managing General Partner will set the general parameters for such investments by ORMI, and each individual investment will be approved by the ORMI Board.

    Under the portfolio development agreements, ORM/LLC will be entitled to certain fees. The fees, payable by the Third Party Investors and/or Investment Entities, will be calculated against the value of the assets held or acquired, and will usually consist of the following (collectively the "Portfolio Management Revenue"): (1) an Investment Acquisition Fee applied against the cost of assets located and acquired on behalf of an Investment Entity at the time the assets are acquired; (2) an annual Management Fee for management of the assets acquired on behalf of and held in each Investment Entity; (3) a Portfolio Development Fee, applied on a one-time basis for services performed by ORM/LLC in developing the investment portfolios of Third Party Investors; and (4) an Incentive Fee based on asset and/or portfolio performance and ORM/LLC's success in increasing the value of and producing a return on the properties owned by Investment Entities. The Partnership expects that the fees charged by ORM/LLC will be competitive with those charged by others performing similar services.


    ORM/LLC's costs in carrying out and administering the Investor Portfolio Management Business are expected to consist, among other things, of salaries, benefits and other compensation costs, professional fees (accounting, legal, consulting), travel and related expenses, public relations, marketing and facilities and equipment expenses (collectively the "Portfolio Management Costs"). It is possible that the Partnership, ORMI, and/or ORM/LLC will utilize the same facilities and some of the same employees, who will be involved in management of the Historical Business as well as the Investor Portfolio Management Business. Accordingly, to the extent that facilities and/or employees are shared, costs and expenses relating to the Historical Business and the Investor Portfolio Management Business will be allocated among these entities on a fair and arm's-length basis.

THE ORM/LLC OPERATING AGREEMENT

    The relationship between ORMI and the Managing General Partner will initially be governed by the Olympic Resource Management LLC Limited Liability Company Agreement attached hereto as Appendix III (the "ORM/LLC Operating Agreement"). In the event that ORMI and the Managing General Partner determine to change the form of ORM/LLC for business, legal or tax reasons, ORMI and the Managing General Partner will enter into an appropriate agreement relating to their respective management and economic interests having terms substantially similar to those set forth in the ORM/LLC Operating Agreement. The following summary of the proposed ORM/LLC Operating Agreement is not intended to be complete and is qualified in its entirety by reference to the complete ORM/LLC Operating Agreement.

    The Managing General Partner will be the Managing Member of ORM/LLC. As such, the Managing General Partner will have the responsibility and authority to conduct the business of ORM/LLC, which will be carried out under the direction of the MGP Board. Certain major decisions with respect to the conduct of ORM/LLC's business are reserved to the members of ORM/LLC and will require the unanimous approval of ORMI and the Managing General Partner.


    Once ORM/LLC has been organized, it is expected that a number of the existing employees of the Partnership will become employees of ORM/LLC, and involved in the management and operation of the Investment Portfolio Management Business. The Partnership expects that a substantial percentage of its employee base will be employed on a prorated basis both in the existing business of the Partnership and the management and operation of the Investor Portfolio Management Business. During the initial start-up period for the Investor Portfolio Management Business (expected to be approximately two years) ORM/LLC will likely need to hire additional management and employees to operate the Investor Portfolio Management Business. During the first year, ORM/LLC's direct start-up and operational costs (exclusive of expenses of shared employees, facilities and other resources allocated to the Investor Portfolio Management Business), currently estimated to be approximately $2 million in 1997, will be financed by capital contributions from the Partnership through ORMI. Thereafter, additional funds that are necessary may be acquired through additional capital contributions from the Partnership through ORMI or through loans from the Partnership through ORMI. Pursuant to the ORM/LLC Operating Agreement, any future capital contributions by ORMI (including by the Partnership through ORMI) to ORM/LLC in excess of a total of $2 million will require the approval of ORMI and the Managing General Partner. In addition, without the approval of a Majority Interest of the Limited Partners, the IPMP Cumulative Commitment, consisting of the cumulative sum of Portfolio Management Costs and Portfolio Financial Commitments, net of cumulative IPMB Net Income not allocated to MGP, cannot at any time exceed $5 million (the "Maximum Commitment Level"). Portfolio Management Costs will consist of all of the costs and expenses incurred by the Partnership, ORM/LLC or ORMI in the conduct, management, and administration of the Investor Portfolio Management Business including the portions of shared or prorated expenses, such as salaries, benefits and other compensation costs, professional fees, and travel, public relations, marketing, facilities, and equipment expenses allocated to the Investor Portfolio Management Business. Portfolio Financial Commitments will consist of capital contributions, loans, guarantees, negative pledges, and other financial commitments made or incurred by the Partnership, ORM/LLC and ORMI in the conduct, management, and administration of the Investor Portfolio Management Business.


    The ORM/LLC Agreement also provides that MGP may be removed as the Managing Member of ORM/LLC by the vote of the other Member of ORM/LLC (i.e. ORMI) for "cause" (as defined in the ORM/LLC Operating Agreement) or following the removal, resignation or withdrawal of MGP as the Managing General Partner of the Partnership. The Partnership Agreement provides that MGP may be removed as the Managing General Partner of the Partnership by the affirmative vote of Partners of record holding at least (i) 66 2/3% of all outstanding Qualifying Units (as defined in the Partnership Agreement) or (ii) 90% of the Units held of record by all Partners (excluding Units held by MGP). Removal of MGP as the Managing Member of ORM/LLC, together with MGP's voluntary or involuntary insolvency, or involvement in a bankruptcy proceeding, or dissolution, constitutes an "Event of Dissociation" under the ORM/LLC Agreement. Upon the occurrence of an Event of Dissociation, ORM/LLC will be dissolved and wound up unless the remaining Member (i.e., ORMI) votes to continue the business of ORM/LLC and MGP's successor as the Managing General Partner of the Partnership agrees to become the successor Managing Member of ORM/LLC and further agrees to hold MGP harmless from liabilities and expenses related to ORM/LLC after the date of the Event of Dissociation. If the business of ORM/LLC is so continued, ORM/LLC will be required to redeem MGP's member interest in ORM/LLC in exchange for an initial payment equal to MGP's capital account balance in ORM/LLC as of the date of the Event of Dissociation and further payments, if any, equal to the amount of the Managing Member's allocable share of IPMB Net Income attributable to property acquisition fees thereafter received by ORM/LLC which result from the closing of property acquisition contracts entered into by or on behalf of Investment Entities and in effect prior to the Event of Dissociation.

NET INCOME DISTRIBUTION

    Pursuant to the ORM/LLC Operating Agreement, IPMB Net Income will be allocated between ORMI and the Managing General Partner on an annual basis. IPMB Net Income is defined in the ORM/LLC Operating Agreement as that portion of the net profit of ORM/LLC derived from the Investor Portfolio Management Business, as determined by deducting Portfolio Management Costs from Portfolio Management Revenues. Portfolio Management Revenue will consist of the fees payable by Third Party Investors and/or Investment Entities to ORM/LLC in connection with the Investor Portfolio Management Business. Portfolio Management Costs will consist of ORM/LLC's costs of carrying out and administering the Investor Portfolio Management Business, including salaries, benefits and other compensation costs, professional fees (accounting, legal, consulting), travel and related expenses, public relations, marketing and facilities, and equipment expenses properly allocable thereto. See " - Conduct of the Investor Portfolio Management Business." The allocation of

IPMB Net Income will be on an annual incremental basis as follows, without taking into account any loss in a prior year:

               IPMB                 ORMI                MGP
             NET INCOME          PERCENTAGE      PERCENTAGE
             ----------          ----------      ----------
           Up to $3 million         80%                  20%
           $3-5 million             70%                  30%
           $5-7 million             60%                  40%
           More than $7 million     50%                  50%


    Because it is contemplated that the Partnership's interest in ORM/LLC will be held indirectly through ORMI, the Partnership's share of IPMB Net Income will be allocated to ORMI. The amount and timing of distributions of IPMB Net Income to ORMI and MGP will require the approval of the members of ORM/LLC (i.e., ORMI and MGP). Further, although ORMI will be a wholly-owned subsidiary of the Partnership, there will be no requirement for ORMI to make distributions of cash in the form of dividends to the Partnership on any established schedule. It is possible that some or all of ORMI's share of the IPMB Net Income for a particular year will be invested in Investment Entities rather than distributed to the Partnership. See " - Conduct of the Investor Portfolio Management Business." Moreover, since ORMI's allocable share of net income from the Investor Portfolio Management Business will be subject to federal income tax, ORMI will retain out of IPMB Net Income enough cash to satisfy its income tax liabilities prior to any distribution of IPMB Net Income to the Partnership. See "- Federal Income Tax Considerations." Payment of dividends by ORMI to the Partnership will also be subject to the requirements of the Washington Business Corporation Act relating to permissibility of corporate dividends.


MANAGEMENT INCENTIVE PROGRAM

    A Management Incentive Program (the "MIP") related to the Investment Portfolio Management Business will be implemented concurrent with the commencement of the Investor Portfolio Management Business. The goal of the MIP will be to provide financial incentives to the management group that are directly aligned with the goals and the best interests of the Partnership and its Limited Partners and will be paid out of the share of the IPMB Net Income to be allocated to MGP (the "MGP Allocation") and not out of the ORMI share of IPMB Net Income. A Board Incentive Plan (the "BIP") with similar goals may be implemented for the members of the MGP Board, also to be paid out of the MGP Allocation and not out of the ORMI share of IPMB Net Income.

FACTORS CONSIDERED BY MGP BOARD


    At the December 18, 1996 meeting of the MGP Board, the Managing General Partner, upon the unanimous recommendation of the Board Committee, unanimously voted to authorize the establishment of the Investor Portfolio Management Business, subject to the requisite approval by the Partners of the Amendments to the Partnership Agreement described in this Proxy Statement. Such Amendments have been unanimously adopted by the MGP Board by written consent. In reaching its conclusion, the Board Committee and the MGP Board considered the following factors:

    1. The potential long-term benefits of pursuing the Investor Portfolio Management Business. The MGP Board believes that the Investor Portfolio Management Business presents an opportunity for current portfolio risk diversification and an opportunity for geographic and business diversification that will potentially bolster long-term growth and increase interest in the Partnership's publicly-traded Units. Given the favorable opportunities the MGP Board believes currently exist for acquisition of land and related resources, ongoing changes in the forest products and related industries, and the historically favorable returns on timber and timber-related investments, the MGP Board believes that favorable market conditions exist for the establishment of the Investor Portfolio Management Business. See " - Conduct of the Investor Portfolio Management Business." The MGP Board believes that the establishment and operation of the Investor Portfolio Management Business will benefit the Partnership's Historical Business as a result of sharing of resources brought to bear by the Investor Portfolio Management Business, including additional management expertise, market information, new business opportunities and the possible reduction of costs of the Historical Business. In addition, the MGP Board believes, although there can be no assurance, that the Investor Portfolio Management Business will generate additional revenues and cash flows for the Partnership, enabling the Partnership to increase the rate of its asset growth without the need for significant debt or dilutive equity financing. Further, the MGP Board believes, although there can be no assurance, that the Investor Portfolio Management Business will provide opportunities for equity participation by ORMI in large-scale real estate and timber investment acquisitions that would be out of reach financially for the Partnership acting alone and to do so at attractive prices based on the large size of the acquisitions and the buying power provided by the funds received from Third Party Investors.


    2. The potential increased return to holders of Limited Partner Units. The MGP Board believes that the Investor Portfolio Management Business represents a significant new business opportunity that has the potential to increase diversification of the Partnership's business and assets, accelerate asset growth, and generate additional returns for the Partnership. The MGP Board believes that if ORM/LLC successfully develops and maintains the Investor Portfolio Management Business, the overall return to holders of the Limited Partners' Units will be increased over the rates of return historically generated as a result of the Partnership's operation of its Historical Business, both from fees generated by the Investor Portfolio Management Business and from possible equity participation of ORMI in the Investment Entities. There can be no assurance, however, that ORM/LLC will be successful in implementing its business strategy for the Investor Portfolio Management Business or achieving or maintaining profitability for the Investor Portfolio Management Business.

    3. The risks associated with the Investor Portfolio Management Business. The MGP Board identified a number of risks associated with establishing and operating the Investor Portfolio Management Business. The establishment and operation of the Investor Portfolio Management Business will involve additional business and legal risks to the Partnership and the Portfolio Business Affiliate that the Partnership does not currently face in the operation of its Historical Business. In particular, while the Partnership and the Managing General Partner have significant relevant experience, including the prior experience of the Partnership's current Chief Executive Officer in managing timber-based portfolios on behalf of large institutional investors, the Partnership as a whole, the Portfolio Business Affiliate, and the Managing General Partner all lack a proven track record to market to investors who may be potential customers of the Investor Portfolio Management Business and to manage large real estate portfolios on behalf of Third Party Investors. Additionally, the actual costs of establishing and operating the Investor Portfolio Management Business may exceed the actual revenues from the Investor Portfolio Management Business. The failure of the Investor Portfolio Management Business to generate positive returns could have a negative impact on the market price of the Partnership's Units and upon the earnings of the Partnership and, consequently, the returns to the Partners. Further, the success of the Investor Portfolio Management Business will be dependent upon ORM/LLC's ability to secure engagements from large institutions or very high net worth individuals and to locate attractive real estate investment opportunities for Third Party Investors, and there can be no assurance either that ORM/LLC will be successful in securing such engagements or that attractive investment opportunities will be available at the outset or in the future. Finally, engaging in the Investor Portfolio Management Business is likely to present additional liability exposure to the Partnership and/or to the Portfolio Management Affiliate, including without limitation potential liability to Third Party Investors in the event that returns to such investors do not meet expectations, potential liability for environmental problems, and other risks inherent in managing and operating real estate assets. Although a key purpose for the formation of ORMI is to assist the Partnership in segmenting and isolating various risks associated with the Investor Portfolio Management Business, it is unlikely that the Partnership can eliminate its exposure to all of the risks associated with the Investor Portfolio Management Business.

    4. The recommendation of the financial advisor with respect to allocation of profits to the Managing General Partner for managing the Investor Portfolio Management Business and the fairness opinion of the financial advisor regarding the IPMB Income Allocation ultimately approved by the MGP Board. As contemplated by the Amendments, the Managing General Partner will not receive any additional fee from the Partnership for managing the Investor Portfolio Management Business but will be entitled to receive the MGP Income Allocation. See "- Recommendations and Opinion of Financial Advisor," "The Amendments - Allocation of IPMB Net Income to Managing General Partner" and "Interest of Certain Persons in the Amendments." The terms of the IPMB Income Allocation between the Partnership and MGP were based upon recommendations of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), the financial advisor engaged on behalf of the Partnership. The MGP Board determined that the IPMB Income Allocation is reasonable in light of compensation and other financial arrangements pertaining to managing general partners of other comparable publicly-traded partnerships. In approving the Amendments and recommending that the Partners approve the Amendments, the MGP Board took into account the opinion of Houlihan Lokey that the IPMB Income Allocation as set forth in the Amendments is fair, from a financial point of view, to the holders of Limited Partners' Units. See "- Opinion of Financial Advisor."

RECOMMENDATIONS AND OPINION OF FINANCIAL ADVISOR

    Houlihan Lokey, a nationally-recognized specialty investment banking firm, was retained by the Partnership to advise the MGP Board with regard to possible financial arrangements between the Partnership and the Managing General Partner that would appropriately reward the Managing General Partner for its management of the Investor Portfolio Management Business and to render an opinion to as to the fairness, from a financial point of view, of the terms of the IPMB Income Allocation ultimately approved by the MGP Board. Houlihan Lokey was selected on the basis of its qualifications, expertise and reputation. After its engagement in July, 1996, Houlihan Lokey worked with the MGP Board to identify a number of possible alternative structures for the IPMB Income Allocation and related arrangements. In November, 1996, Houlihan Lokey proposed the structure of the IPMB Income Allocation reflected in the proposed Amendments set forth in this Proxy Statement and presented its analysis of this proposed structure and materials supporting its analysis. Those materials included Houlihan Lokey's summary of certain benefits and risks of the Partnership engaging in the Investor Portfolio Management Business and proposed arrangements to be made on behalf of the Managing General Partner, an overview of compensation arrangements for certain publicly-traded partnerships it deemed relevant to its recommendations, and internal rate of return, yield and total return analyses which applied the recommended IPMB Income Allocation to certain preliminary base case financial projections for the Investor Portfolio Management Business provided by management of the Partnership.

    The MGP Board relied in part on the final recommendations of Houlihan Lokey in determining the final terms of the proposed IPMB Income Allocation. In addition, the MGP Board considered the incremental risk being undertaken by the Managing General Partner, which is ultimately liable for all debts and liabilities of the Partnership (although the Managing General Partner is entitled to indemnification under the terms of the Partnership Agreement), the fact that a review of financial and compensation arrangements in other publicly-traded limited partnerships deemed relevant by Houlihan Lokey indicated that the current management fee payable to the Managing General Partner ($150,000 per year) is significantly below the level of compensation arrangements in comparable publicly-traded partnerships, and the MGP Board's assumption that the Investor Portfolio Management Business could legally be pursued by the shareholders, officers and other affiliates of the Managing General Partner without the involvement of the Partnership. Based upon these and other factors, the MGP Board determined to approve the terms of the IPMB Income Allocation described under the caption entitled "The Amendments - Allocation of IPMB Net Income to Managing General Partner," subject to the receipt by the Partnership of a fairness opinion of Houlihan Lokey.

    At the December 18, 1996 meeting, Houlihan Lokey delivered its written opinion that the terms of the IPMB Income Allocation are fair, from a financial point of view, to the holders of Limited Partners' Units. The complete text of that opinion is attached as Appendix IV to this Proxy Statement and should be read carefully in its entirety.


      The Houlihan Lokey opinion does not constitute a recommendation to any Partner as to how such Partner should vote at the Partnership Meeting. Houlihan Lokey was not requested to, and did not, opine as to the underlying business decision to proceed with the establishment of the Investor Portfolio Management Business or the implementation of the IPMB Income Allocation, nor was it requested nor did it initiate discussions with any third parties with respect to possible alternatives to the terms of the IPMB Income Allocation.

    In arriving at its opinion, Houlihan Lokey reviewed (i) the Partnership's Annual Reports to Partners and Forms 10-K for the fiscal years ended December 31, 1991 to December 31, 1995 and 10-Q for the period ended September 30, 1996,
(ii) certain confidential internal planning and financial information regarding the Partnership and the Investor Portfolio Management Business, (iii) the Partnership Agreement, as amended to date, (iv) the proposed Amendments, (v) certain financial and trading data and partnership agreements of other publicly-traded limited partnerships deemed by Houlihan Lokey to be relevant to its analysis; and (vi) certain historical trading data of the Partnership's Units. Houlihan Lokey also engaged in discussions with management of the Partnership regarding the financial condition, current operating results and business outlook of the Partnership, including management's view of the business outlook of the Partnership assuming it participates in the Investor Portfolio Management Business.


    In reaching its conclusion as to the fairness of the terms of the IPMB Income Allocation and in its presentation to the MGP Board, Houlihan Lokey did not rely on any single analysis or factor described above or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion. The preparation of a fairness opinion is a complex process. Houlihan Lokey stressed that its analysis must be considered as a whole, and that considering portions of the analysis, without considering all aspects of the analysis, would create a misleading view of the processes underlying its opinion. No other partnership or management arrangement used in the analysis is exactly comparable to the Partnership or the IPMB Income Allocation relating to the Investor Portfolio Management Business. Accordingly, an analysis of the results is not entirely mathematical.

    For purposes of its opinion, Houlihan Lokey relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it by the Partnership's management and did not attempt independently to verify such information. Houlihan Lokey relied upon management's assurance that the estimates provided by the Partnership were the most accurate estimates available and that they were not aware of any material fact that would make the information provided to Houlihan Lokey incomplete or misleading. Houlihan expressed no opinion as to the prices at which the Partnership's Units have traded historically or will trade in the future, nor did Houlihan Lokey conduct any physical inspection or independent appraisal of the Partnership's properties. The Houlihan Lokey opinion is based upon information available to Houlihan Lokey and the facts and circumstances as they existed and were subject to evaluation on the date of the Houlihan Lokey opinion. Events occurring after such date could materially affect the assumptions used in preparing that opinion. Houlihan Lokey did not receive any instruction or limitations on what it could consider for purposes of rendering its opinion.

    For Houlihan Lokey's services as financial advisor, the Partnership will pay Houlihan Lokey a fee of $65,000. The Partnership has also agreed to reimburse Houlihan Lokey for all of its out-of-pocket expenses incurred in connection with its role as financial advisor and to indemnify Houlihan Lokey and its officers, directors, employees and controlling persons for liabilities under applicable federal and state laws arising from actions or omissions of the Partnership or actions or omissions of Houlihan Lokey taken in conformity with the Partnership's consent or instructions, unless involving gross negligence, willful misconduct or bad faith.

FEDERAL INCOME TAX CONSIDERATIONS

    The Partnership believes that it has structured the Investor Portfolio Management Business to achieve the most efficient risk management, marketing, and tax structure available. The Partnership intends to participate in the Investor Portfolio Management Business through ORMI and ORM/LLC and undertake equity investments in the Investment Entities through ORMI. The Partnership believes that participation by the Partnership in the Investor Portfolio Management Business through ORMI and ORM/LLC and equity investment in the Investment Entities through ORMI will accomplish the Partnership's business objectives of minimizing the legal and economic exposure to the Partnership associated with its participation in the Investor Portfolio Management Business and the equity investments in Investment Entities, and serve as a vehicle for creating an identity separate and apart from the Partnership for the marketing and conduct of the Investor Portfolio Management Business. The economic cost of participating in the Investor Portfolio Management Business through ORMI and ORM/LLC and the anticipated equity investments in Investment Entities through ORMI is that the Partnership's portion of the net income of those activities will be taxed once at the ORMI corporate subsidiary level before ORMI distributes cash in the form of a dividend to the Partnership. This dividend is not deductible to ORMI. As with all Partnership income, dividends paid by ORMI to the Partnership out of its share of the net income of the Investor Portfolio Management Business will be subject to tax again in the hands of the Partners, thereby subjecting that income to double taxation.

    The role of ORMI in the Partnership's participation in the Investor Portfolio Management Business will also serve to ensure that these activities do not jeopardize the status of the Partnership as a partnership for federal income tax purposes. If the Partnership were to be allocated Investor Portfolio Management Business income directly, it would potentially jeopardize the overall treatment of the Partnership as a partnership for federal tax purposes. Under the "90-10 Qualifying Income Test," at least 90 percent of the gross income of publicly traded limited partnerships such as the Partnership must consist of "qualifying income," which generally includes interest, dividends, real property rents (other than rents received by the partnership from related entities), gain from the sale or other disposition of real property, income and gain derived from the development, processing, or marketing of natural resources (including timber), and certain other passive-type income described in the Internal Revenue Code (the "Code"), in order for the partnership to maintain its status as a partnership for federal income tax purposes. This requirement must be satisfied in each year in which the partnership is subject to the 90-10 Qualifying Income Test. If a partnership fails to satisfy the 90-10 Qualifying Income Test in a particular taxable year, it will from and after the first day of that taxable year be taxed as a corporation for federal income tax purposes (and, as a result, income of the Partnership would be taxed first to the Partnership at corporate tax rates and again to the Partners when distributed to the Partners as dividends or liquidating distributions). There is a significant risk that income allocated directly to the Partnership from the Investor Portfolio Management Business, rather than through ORMI, would constitute non-qualifying income, which could potentially jeopardize the Partnership's continuing status as a partnership for federal income tax purposes.

    Under a "grandfather" rule contained in the Code, certain partnerships, such as the Partnership, which were publicly traded prior to December 18, 1987, will continue to be treated as partnerships for federal income tax purposes without regard to satisfaction of the 90-10 Qualifying Income Test, described above. This favorable grandfather status will expire for all publicly traded partnership's in their first taxable year commencing in 1998, after which time each partnership must satisfy the 90-10 Qualifying Income Test in order to retain its classification as a partnership for federal income tax purposes. In addition, a qualifying publicly traded partnership will cease to be eligible for continued grandfather status prior to the expiration of those rules in the year in which it adds a "substantial new line of business."

    Under applicable Treasury regulations, a new line of business is considered "substantial" as of the earlier of the taxable year of the partnership in which it derives more than 15 percent of its gross income from that line of business or directly uses in that line of business more than 15 percent (by value) of its total assets. A new line of business is any business activity of the partnership not closely related to a pre-existing business of the partnership to the extent that the activity generates income other than "qualifying income."

    An activity conducted by a corporation controlled by a grandfathered partnership may be treated as an activity of the grandfathered partnership if, based on all facts and circumstances, the effect of the arrangement is to permit that partnership to engage in an activity that would constitute a new line of business, the income of which is not subject to a corporate-level tax. The Treasury regulations establish a safe harbor pursuant to which activities conducted through wholly-owned corporations, such as ORMI, will not be treated as a new line of business of the controlling partnership unless more than 10 percent of the gross income the partnership derives from that corporation is "recharacterized income." Recharacterized income potentially includes any qualifying income (such as interest) received by the grandfathered partnership from the corporation that is deductible by the corporation.

    The Partnership does not anticipate that the Partnership's participation in the Investor Portfolio Management Business through ORMI and ORM/LLC and the anticipated investments by ORMI in Investment Entities will cause the Partnership to lose its favorable grandfather status under the foregoing rules.

    The Partnership has not requested and does not intend to request a ruling from the Internal Revenue Service (the "IRS") regarding the effect of the Partnership's participation in the Investor Portfolio Management Business through ORMI and ORM/LLC and investment in the Investment Entities through ORMI on the status of the Partnership as a partnership for federal income tax purposes. In compliance with Section 6.9 of the Partnership Agreement, the Partnership has obtained a favorable written opinion of Davis Wright Tremaine, tax counsel to the Partnership ("Counsel"), based upon information provided to Counsel by the Partnership and certain assumptions contained in such opinion, to the effect that it is more likely than not that the Partnership's participation in the Investor Portfolio Management Business through ORMI and ORM/LLC and the anticipated equity investments by ORMI in Investment Entities, if conducted in the manner described above, will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations. It should be noted, however, that Counsel's opinion is based upon existing law, which is subject to interpretation and to change either prospectively or retroactively. Furthermore, Counsel's opinion represents merely Counsel's considered legal judgment and has no binding effect or official status. Accordingly, no assurance can be give that the IRS will not challenge the opinion of counsel, nor can there be any certainty that a challenge by the IRS would not be sustained by a court.

                                 THE AMENDMENTS

GENERAL

    The Amendments are submitted with a view to enabling the Partnership to pursue the Investor Portfolio Management Business through the Portfolio Business Affiliate and allocating the IPMB Net Income between ORMI and the Managing General Partner. Each of the proposed Amendments is further described below. A copy of the Amendments is attached as Appendix I to this Proxy Statement and should be reviewed carefully.

    Under the Partnership Agreement, the Amendments must be approved by a Majority Interest and separately approved by the Managing General Partner. The Managing General Partner, based upon the unanimous recommendation of the Board Committee, has separately approved the Amendments, and recommends that the Amendments be adopted by the Partners. A condition to the MGP Board's approval of the Amendments is that they must be considered by the partners as a single proposal.

AMENDMENT OF "PURPOSE" OF THE PARTNERSHIP

    Section 2.3 of the Partnership Agreement, setting forth the purpose of the Partnership, will be amended to specifically authorize the Investor Portfolio Management Business. The Partnership's authority to participate in the Investor Portfolio Management Business will be limited in that its IPMB Cumulative Commitment cannot exceed the Maximum Commitment ($5 million) unless approved by a Majority Interest in accordance with Section 6.8 of the Partnership Agreement.


ALLOCATION OF IPMB NET INCOME TO MANAGING GENERAL PARTNER

    Section 4.1(C) of the Partnership Agreement currently provides that the General Partners will be paid an annual fee of $150,000, to be allocated between the General Partners in such manner as they agree.

    Pursuant to the Amendment, the Partnership Agreement would provide the Managing General Partner an annual incentive-based allocation of the IPMB Net Income. The MGP Allocation will be calculated each fiscal year as an incrementally escalating percentage of the IPMB Net Income.

    There may also be shared expense issues in determining profit and cash flow from the Investor Portfolio Management Business, to the extent the same employees work on the Historical Business and the Investor Portfolio Management Business. The Partnership's accountants will be responsible for reviewing allocations of the shared expenses for fairness, based on time and effort expended by particular individuals, the value of the business matters being worked on, and other relevant factors.

    IPMB Net Income will be divided between ORMI and the Managing General Partner on an annual basis. This IPMB Income Allocation will be on an annual incremental basis as follows, without taking into account any loss in a prior year:

                IPMB                      ORMI              MGP
             NET INCOME                PERCENTAGE     PERCENTAGE
             ----------                ----------     ----------
           Up to $3 million           80%            20%
           $3-5 million               70%            30%
           $5-7 million               60%            40%
           More than $7 million       50%            50%

    Under this arrangement, the Managing General Partner will receive no direct compensation from the Partnership for managing the Investor Portfolio Management Business. Instead, the Managing General Partner will be allocated a share of the IPMB Net Income and receive related distributions.

    The cash flow from the Investor Portfolio Management Business distributed to ORMI (the "ORMI Net Cash Flow") may be distributed to the Partnership by ORMI to the extent determined by the Board of Directors of ORMI (which Board shall be subject to selection by the Managing General Partner) in its sole discretion, subject to applicable corporate law restrictions on permissibility of corporate dividends. In such case, such ORMI Net Cash Flow could be distributed to the Partners pursuant and subject to the distribution provisions of Article 10 of the Partnership Agreement, as amended by the Amendment. However, the Board of ORMI, in conjunction with the MGP Board, could determine in its discretion to retain some or all of its share of IPMB Net Income in ORMI to fund investments in Investment Entities or the expansion of ORM/LLC's activities in operating the Investor Portfolio Management Business.

    In addition to the MGP Allocation, the Managing General Partner will continue to receive an annual flat fee of $150,000 for managing the Partnership's Historical Business. MGP will also continue to receive its share of the net income and cash distributions from the Partnership, including that attributable to the Historical

Business and that attributable to the Investor Portfolio Management Business, as the holder of 1,200 units in the Partnership.

                  INTEREST OF CERTAIN PERSONS IN THE AMENDMENTS

GENERAL

    In considering the recommendation of the Managing General Partner with respect to the Amendments, Limited Partners voting on the Amendments should be aware that the entities and persons described below, including certain members of the MGP Board, have certain interests described below that may present them with potential or actual conflicts of interest in connection with the Amendments. The MGP Board, in determining whether or not to approve the Amendments and recommend them for adoption and approval by the Partners, was aware of these interests and set up the Board Committee to study and make a recommendation to the MGP Board with respect to the Amendments.

MANAGING GENERAL PARTNER

    Pursuant to the existing terms of the Partnership Agreement, the General Partners are paid a flat fee of $150,000 per year for managing the Partnership. If the Amendments are duly adopted and approved by the Partners at the Partnership Meeting, the Partnership Agreement will be amended to include the opportunity for MGP to receive the MGP Allocation. Pursuant to the structure of the IPMB Income Allocation, MGP will realize a share of the financial benefits resulting from conduct of the Investor Portfolio Management Business to the extent that the Investor Portfolio Management Business generates net income and distributable cash flow. While the MGP Board believes that the financial interest of the Managing General Partner in the Investor Portfolio Management Business is incentive-based and therefore aligned with the interests of the Limited Partners, Limited Partners should note that the terms of the IPMB Income Allocation mean that the Managing General Partner's relative share of the rewards from the Investor Portfolio Management Business will increase as the Investor Portfolio Management Business becomes more successful. In addition, decisions with respect to contributions and/or loans by the Partnership to defray start-up costs of the Investor Portfolio Management Business, and participation by ORMI in Investment Entities may be affected by the Managing General Partner or by members of the MGP Board, and such decisions could affect the success of the Investor Portfolio Management Business, and accordingly the MGP Allocation.

SHAREHOLDERS AND DIRECTORS OF THE MANAGING GENERAL PARTNER


    All of the capital stock of the Managing General Partner is owned by Peter
T. Pope and Emily T. Andrews. As a result of their ownership of the capital stock of the Managing General Partner, Mr. Pope and Mrs. Andrews will ultimately benefit from the financial arrangements made between the Partnership and the Managing General Partner. Mr. Pope and Mrs. Andrews beneficially own Limited Partners' Units representing approximately 18% of the Limited Partners' Units entitled to vote at the Partnership Meeting and have indicated that they will vote in favor of the Amendments. Mr. Pope and Adolphus Andrews, Jr., the spouse of Mrs. Andrews, are members of the MGP Board.


    Because of Mr. Pope's and Mrs. Andrews' ownership of the stock of the Managing General Partner, the MGP Board set up the Board Committee composed of Douglas Norberg, Gary F. Tucker, and Marco Vitulli, directors with no ownership interest in the Managing General Partner. The Board Committee, after reviewing the relevant information with respect to the Investor Portfolio Management Business, and the Amendments, and after consulting with Houlihan Lokey, unanimously recommended to the MGP Board approval of the Amendments.

    The MIP related to the Investment Portfolio Management Business will be implemented concurrent with the commencement of the Investor Portfolio Management Business. The goal of the MIP will be to provide financial incentives to the management group that are directly aligned with the goals and the best interests of the Partnership and its Limited Partners and will be paid out of the MGP Allocation and not out of the ORMI share of IPMB Net Income. A BIP with similar goals may be implemented for the members of the MGP Board, also to be paid out of the MGP Allocation and not out of the ORMI share of IPMB Net Income. To the extent that the MIP and the BIP are adopted, management and the members of the MGP Board will benefit from the adoption of the Amendments and the establishment of the Investor Portfolio Management Business


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the cash compensation paid to each of the five most highly compensated executive officers of the Partnership whose individual aggregate cash compensation exceeded $100,000.


Name and Principal      Year     Salary      Bonus    Other Annual     All Other
Position                           ($)      ($)(1)    Compensation   Compensation
                                                         ($)(2)         ($)(3)
-----------------------------------------------------------------------------------
Gary F. Tucker          1996     240,000    110,000
  CEO & President (4)

-----------------------------------------------------------------------------------
George H. Folquet       1996      31,920    18,000                      25,000
  CEO & President (5)   1995     195,600    90,000                      54,500
                        1994     180,400    85,000                      54,500

-----------------------------------------------------------------------------------
Greg McCarry            1996     136,048    50,000                       4,363
  Senior V.P. Real      1995     132,400    60,500                       4,500
  Estate                1994     129,850    52,000                       4,500

-----------------------------------------------------------------------------------
David Cunningham        1996     105,136    30,000                       3,840
  V.P. Public Affairs   1995     101,800    21,000                       3,540
  & Governmental        1994      97,400    20,000                       3,444
  Relations

-----------------------------------------------------------------------------------
Tom Ringo               1996     107,925    50,000                       3,960
  Senior V.P. Finance   1995     100,850    21,000                       3,510
  & Client Relations    1994      96,500    20,000                       3,418

-----------------------------------------------------------------------------------
Thomas A. Griffin       1996     86,088     26,000                       3,126
  V.P. Income           1995     82,400     17,000                       2,990
  Properties            1994     78,850     20,000                       2,788
-----------------------------------------------------------------------------------

(1) Amounts represent bonuses or commissions earned in the year shown but paid in either the current or following years.

(2) Perquisites and other personal benefits paid to each named executive officer in each instance aggregated less than 10% of the total annual salary and bonus for each officer and accordingly were omitted from the table as permitted by the rules of the Securities and Exchange Commission (SEC).

(3) Amounts represent contributions to the Partnerships 401(k) plan deferred compensation plan, or supplemental executive retirement plan.

(4) Mr. Tucker was hired as the Partnership's CEO and President effective January 1, 1996.

(5) Mr. Folquet served as the Partnership's CEO and President through December 31, 1995, but received transitional compensation for the first three months of 1996.


COMPENSATION OF DIRECTORS

    Compensation of the directors of Pope MGP, Inc. consisted of a monthly fee of $1,500 plus a $1,000 per day fee for each meeting attended.


EMPLOYEE BENEFIT PLANS

    Full-time salaried employees with six months of service are eligible to receive benefits under a defined contribution plan. The Partnership is required to contribute 3% of eligible employee compensation into the plan, which amounted to $50,000, $52,000 and $52,000 for each of the three years in the period ended December 31, 1996. Employees become fully vested over a six year period in the Partnership's contribution.

    The Partnership has a supplemental executive retirement plan for a key employee. The plan provides for a retirement income of 70% of the employee's base salary at retirement after taking into account both 401(k) and social security benefits.

                     BACKGROUND AND REASONS FOR THE WAIVER

BACKGROUND

One member of the MGP Board, Adolphus Andrews, Jr., will reach the age of 75 in March of 1997. Pursuant to the terms of the Shareholders Agreement, no member of the MGP Board may be older than 75 years of age. Thus, unless the age provision of the Shareholders Agreement is amended or waived, Mr. Andrews will be required to cease serving as a member of the MGP Board in March of 1997.

Each of the two shareholders of MGP has the right to designate a person to serve as a member of the MGP Board. Emily T. Andrews is currently the "Andrews General Partner Shareholder" as defined in the Shareholders Agreement. She has designated Mr. Andrews for service on the MGP Board. When Mr. Andrews ceases to serve on the MGP Board, Mrs. Andrews or her successor as the Andrews General Partner Shareholder has, pursuant to the Shareholders Agreement, the right and obligation to designate a successor. Mrs. Andrews has informed the MGP Board that she intends to designate Mr. and Mrs. Andrews' son, Gordon Andrews, as the successor to Adolphus Andrews, Jr. on the MGP Board at such time as Adolphus Andrews, Jr. no longer serves on the MGP Board.

The provisions of the Shareholders Agreement can be amended or waived only by the unanimous agreement of the parties thereto and the affirmative vote of a Majority Interest.

REASONS FOR THE WAIVER

Mr. Andrews has served on the MGP Board since its inception and since the split-off of the Partnership from Pope & Talbot, Inc. He has extensive knowledge of the activities and operating history of the Partnership. In particular, Mr. Andrews has been directly involved in the decision to authorize the commencement of the Investor Portfolio Management Business and in the evaluation and analysis underlying that decision. It is the unanimous conclusion of the other members of the MGP Board and the Shareholders of MGP that the Partnership will benefit from continuity on the MGP Board during the next two years as the Partnership implements the decision to undertake the Investor Portfolio Management Business and the MGP Board continues to evaluate the status and progress of this new business enterprise during its critical start-up phase. Consequently, both the MGP Board and the Shareholders have unanimously approved (Mr. Andrews did not participate in the vote by the MGP Board), and recommend to the Partners, the Waiver of the retirement age for Mr. Andrews for a period of two years.

The Waiver has been proposed in preference to a permanent amendment to the Shareholders Agreement because it is the opinion of the MGP Board and the Shareholders of MGP that the age restriction set forth in the Shareholders Agreement remains reasonable and appropriate as a general rule. Such parties believe it is desirable to make the limited and specific exception represented by the Waiver because of the particular benefit that appears likely to be derived from Mr. Andrews' continued service on the Board during the next two years while the Board evaluates the performance of the Investor Portfolio Management Business on a detailed and continuing basis. The members of the MGP Board, including Mr. Andrews, are in the unique position of comparing the performance of the Investor Portfolio Management Business against the expectations of the Board and the issues, risks, and opportunities that the Board explored in its deliberations leading to the Board's decision to go forward and to request the approval of the Partners to do so. Thus, it appears to the MGP Board and to the Shareholders of MGP that it is in the best interests of the Partnership to approve the Waiver. Mr. Andrews has stated his willingness to continue to serve if the Waiver is approved.

CONSEQUENCES OF THE WAIVER

If the Waiver is approved, no change will be made to the text of the Partnership Agreement or the Shareholders Agreement. For a limited period of two (2) years, the application of the provision of the Shareholders Agreement that limits service on the MGP Board to persons 75 years of age or younger will be suspended as applied to Mr. Andrews only. In March of 1999, on Mr. Andrews' 77th birthday, the Waiver will expire and cease to be effective and the Andrews General Partner Shareholder will be required to designate a new director to serve as such Shareholder's designee on the MGP Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Units by (i) all persons known to the Partnership to be the beneficial owners of more than 5% of all outstanding Units, (ii) the Managing General Partner, (iii) Pope EGP, Inc., as the equity general partner of the Partnership (the "Equity General Partner," and together with the Managing General Partner, the "General Partners"), (iv) the directors and executive officers of the each of the General Partners, (v) the executive officers of the Partnership, and (vi) the Managing General Partner, the Equity General Partner, and all officers and directors of the General Partners and the Partnership as a group.



            Name & Address of             Amount & Nature of        Percent
             Beneficial Owner           Beneficial Ownership (1)   Of Class
Greater than 5% holders:

    Private Capital Management, Inc.        250,274 (2)              27.7%
    3003 Tamiami Trail North
    Naples, FL  33940

    Emily T. Andrews                        111,420 (3)              12.3%
    600 Montgomery Street, 35th Floor
    San Francisco, CA  94111

    Adolphus Andrews, Jr.                   111,420 (4)              12.3%
    600 Montgomery Street, 35th Floor
    San Francisco, CA  94111

    Peter T. Pope                            62,869 (5)               7.0%
    1500 SW First Avenue
    Portland, OR  97201

    James F. Miller                          61,000 (6)               6.7%
    700 Park Avenue
    New York, NY  10021-4930

    Peter B. Cannell & Co., Inc.             46,775 (7)               5.2%
    919 Third Avenue
    New York, NY  10022

Other management holders:

     Pope EGP, Inc.                          10,800 (8)               1.2%

    Pope MGP, Inc.                            1,200 (9)                 *

            Name & Address of             Amount & Nature of        Percent
             Beneficial Owner           Beneficial Ownership (1)   Of Class
    Douglas Norberg                          200(10)                  *

    Marco Vitulli                            200(11)                  *

    Thomas M. Ringo                          100(12)                  *

(1) Each beneficial owner has sole voting and investment power unless otherwise indicated.

(2) Private Capital Management, Inc. (PCM) is an investment adviser shown registered under the Investment Act of 1940. Units are held in various accounts managed by PCM which shares dispositive powers as to those units.

(3) Includes 218 units owned by her husband, Adolphus Andrews, Jr. as to which she disclaims beneficial ownership. Also includes a total of 12,000 units held by Pope MGP, Inc. and Pope EGP, Inc., as to which she shares voting and investment power.

(4) Includes 99,202 owned by his wife, Emily T. Andrews, units as to which he shares investment and voting power. Also includes a total of 12,000 units held by Pope, MGP, Inc. and Pope, EGP, Inc., as to all of which he disclaims beneficial ownership. See footnote (3).

(5) Includes 10,684 units held in trust for his children. Also includes a total of 12,000 units held by Pope MGP, Inc. and Pope EGP, Inc., as to which he shares investment and voting power.

(6) James F. Miller is an investment adviser shown registered under the Investment Act of 1940. Units are held in various accounts managed by Mr. Miller who shares dispositive powers as to those units.

(7) Peter B. Cannell & Co., Inc. (PBCC) is an investment adviser shown registered under the Investment Act of 1940. PBCC is a wholly-owned subsidiary of Eberstadt Fleming, Inc., a broker-dealer registered under the Securities Exchange Act of 1934.

(8) Equity General Partner.

(9) Managing General Partner.

(10) Director, Pope MGP, Inc.

(11) Director, Pope MGP, Inc.

(12) Senior Vice President Finance & Client Relations, Pope MGP, Inc. & the Partnership


*   Less than 1%.

                              AVAILABLE INFORMATION


    The Partnership is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and at certain regional offices of the Commission located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and information are also available at the Commission's Web site (http://www.sec.gov).

                                   APPENDIX I

                        AMENDMENTS TO PARTNERSHIP AGREEMENT


I.    Definitions.  The following new definitions shall be added to Article 1:


      "IPMB  Cumulative Commitment" means the cumulative sum of

            (1) Portfolio Management Costs expended; and

            (2) Portfolio Financial Commitments made

      by the Partnership, directly or through the Portfolio Business Affiliate, in the conduct, management, and administration of the Investor Portfolio Management Business, net of cumulative IPMB Net Income not allocated to MGP.

      "IPMB Net Income" means net income of the Portfolio Business Affiliate conducting the Investor Portfolio Management Business derived from the conduct of such business, as determined annually by deducting Portfolio Management Costs from Portfolio Management Revenue.

      "Investment Entities" means new general or limited partnerships, joint ventures, limited liability companies, or other new entities to be formed with Investors to acquire, hold, and manage land, land-holding entities, and related resources.

      "Investor Portfolio Management Business" means the business of the Partnership, its Affiliates, and/or related businesses, involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of Investors.

      "Investors" means one or more individuals and/or entities who are not otherwise Affiliates of the Partnership who shall provide funds for the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States.

      "Maximum Commitment Level" means Five Million Dollars ($5,000,000).


      "Portfolio Business Affiliate" means one or more entities wholly-owned and controlled, directly or indirectly, by the Partnership or by the Partnership and the Managing General Partner.


      "Portfolio Financial Commitments" means capital contributions, loans, guarantees, negative pledges, and other financial commitments made or incurred by the Partnership directly or through the Portfolio Business Affiliate in the conduct, management, and administration of the Investor Portfolio Management Business.

      "Portfolio Management Costs" means all of the costs and expenses incurred in the conduct, management, and administration of the Investor Portfolio Management Business, including the portions of shared or prorated expenses allocated thereto, all of which shall include but not be limited to salaries, benefits and other compensation costs; professional fees (including accounting, legal, and consulting fees); and travel, public relations, marketing , facilities, and equipment expenses incurred by the Partnership or the Portfolio Business Affiliate in the conduct, management, and administration of the Investor Portfolio Management Business.

      "Portfolio Management Revenue" means the fees payable by the Investment Entities and Investors to the Portfolio Business Affiliate.


II. Purpose of Partnership. Section 2.3 of the Partnership Agreement shall be amended by adding the following words immediately after the words "transplant nurseries,":


            "participating in the Investor Portfolio Management Business through the Portfolio Business Affiliate (but only to the extent that the Partnership's IPMB Cumulative Commitment does not exceed the Maximum Commitment Level unless the Partnership shall have approved the continuation of the Investment Portfolio Management Business, and the commitment of funds in excess of the Maximum Commitment Level, in the manner provided in Section 6.8(A)),"


III. Compensation of the General Partnership. Section 4.1 (C) shall be deleted and replaced in its entirety by the following:

                  (C) (1) The Partnership shall pay an annual fee to the General
            Partners of $150,000 to be allocated between the General Partners as the General Partners shall agree.

                        (2) Investor Portfolio Management Business. For
            management of the Investor Portfolio Management Business, MGP shall be entitled to participate in the IPMB Net Income in accordance with the terms of Section 4.3 of this Agreement.

IV. Net Income Sharing from Investor Portfolio Management Business. A new
Section 4.3 shall be added to the Agreement as follows:

            4.3 Net Income Sharing From Investor Portfolio Management Business. MGP shall be entitled to share in the IPMB Net Income in an amount equal to the following percentages, to be applied incrementally in each full fiscal year:

            IPMB Net Income                 MGP Share
            ---------------                 ---------
            up to $3 Million                    20%

            $3-5 million                        30%

            $5-7 million                        40%

            More than $7 million                50%


V. Voting Rights to Authorize Expenditures in Excess of the Maximum Commitment Level. A new subsection (9) shall be added to Section 6.8(A) of the Agreement as follows:

                        (9) Approval or disapproval of the continuation of the
            Investor Portfolio Management Business and the commitment of additional funds to enable the

            Portfolio Business Affiliate to continue to conduct the Investment Portfolio Management Business after the IPMB Cumulative Commitment shall have reached the Maximum Commitment Level.

                                   APPENDIX II

                            Glossary of Defined Terms


      "Amendments" means amendments to the Partnership Agreement which would 1) permit the Partnership to engage in the Investor Portfolio Management Business and 2) authorize a sliding-scale allocation of the Portfolio Business Net Income between the New Partnership Subsidiary and the Managing General Partner.

      "BIP" means the Board Incentive Program.

      "Board Committee" means a committee of the MGP Board composed of independent directors without any equity interest in the Managing General Partner.

      "Commission" means the Securities and Exchange Commission.

      "Equity General Partner" means the equity general partner of the Partnership, Pope EGP, Inc., a Delaware corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "General Partners" means the Equity General Partner and the Managing General Partner.

      "Historical Business" means the Partnership's current operations.

      "Houlihan Lokey" means Houlihan Lokey Howard & Zukin.


      "IPMB Cumulative Commitment" means the cumulative sum of

      (1) Portfolio Management Costs expended; and

      (2) Portfolio Financial Commitments made

by the Partnership, directly or through the Portfolio Business Affiliate, in the conduct, management, and administration of the Investor Portfolio Management Business, net of cumulative IPMB Net Income not allocated to MGP.

      "IPMB Net Income" means net income of the Portfolio Business Affiliate conducting the Investor Portfolio Management Business derived from the conduct of such business, as determined annually by deducting Portfolio Management Costs from Portfolio Management Revenue.

      "Investment Entities" means new general or limited partnerships, joint ventures, limited liability companies, or other new entities to be formed with Third Party Investors to acquire, hold, and manage land, land-holding entities, and related resources.

      "Investor Portfolio Management Business" means the business of the Partnership, its Affiliates, and/or related businesses, involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of Third Party Investors.

      "IPMB Income Allocation" means the annual incremental, sliding-scale allocation of the IPMB Net Income between the New Partnership Subsidiary and the Managing General Partner.


      "Limited Partners" means holders of record of Limited Partners' Units who have previously been admitted as Limited Partners pursuant to the Partnership Agreement.

      "Majority Interest" means Partners of Record holding more than fifty percent (50%) of the Units held by all Partners of Record.

      "Managing General Partner" means the Managing General Partner of the Partnership (Pope MGP, Inc.).


      "Maximum Commitment Level" means Five Million Dollars ($5,000,000).


      "MGP" means Pope MGP, Inc., a Delaware corporation.

      "MGP Board" means the Board of Directors of the Managing General Partner.

      "MGP Allocation" means the share of the IPMB Net Revenue to be allocated to the Managing General Partner pursuant to the Amendments.

      "MIP" means the Management Incentive Program.

      "New Partnership Subsidiary" means a new subsidiary of the Partnership.

      "ORMI" means ORM, Inc., a new corporate subsidiary to hold the Partnership's member interest in ORM/LLC.

      "ORMI Net Cash Flow" means the cash flow from the Investor Portfolio Management Business distributed to ORMI.

      "ORM/LLC" means Olympic Resource Management LLC, a Washington limited liability company.

      "P&T" means Pope & Talbot, Inc.

      "Partnership" means Pope Resources, A Delaware Limited Partnership.

      "Partnership Agreement" means the Limited Partnership Agreement of the Partnership as dated November 7, 1985 and as amended December 16, 1986.

      "Partnership Meeting" means the meeting of the Partnership held on Friday, March 14, 1997, at 1:00 p.m., local time, at the Four Seasons Olympic Hotel,
411 University Street, Seattle, Washington.

      "Portfolio Business Affiliate" means one or more entities wholly-owned and controlled, directly or indirectly, by the Partnership or by the Partnership and the Managing General Partner.


      "Portfolio Financial Commitments" means capital contributions, loans, guarantees, negative pledges, and other financial commitments made or incurred by the Partnership directly or through the Portfolio Business Affiliate in the conduct, management, and administration of the Investor Portfolio Management Business.

      "Portfolio Management Costs" means all of the costs and expenses incurred in the conduct, management, and administration of the Investor Portfolio Management Business, including the portions of shared or prorated expenses allocated thereto, all of which shall include but not be limited to salaries, benefits and other compensation costs; professional fees (including accounting, legal, and consulting fees); and travel, public relations, marketing , facilities, and equipment expenses incurred by the Partnership or the Portfolio Business Affiliate in the conduct, management, and administration of the Investor Portfolio Management Business.

      "Portfolio Management Revenue" means the fees payable by the Investment Entities and Third Party Investors to the Portfolio Business Affiliate.

      "Record Date" means the record date for determining Limited Partners who are entitled to notice of and to vote at the Partnership Meeting (close of business on January 31, 1997).


      "Shareholders Agreement" means the Shareholders Agreement entered into in 1985 among the Partnership, P&T, Pope EGP, Inc. (the equity general partner of the Partnership), the Shareholders of the Managing General Partner, and the members of the MGP Board.

      "Third Party Investors" means individuals and/or entities who are not Affiliates of the Partnership beyond involvement in the Investor Portfolio Management Business.

      "Waiver" means waiver for two years of an age-related board of directors eligibility requirement, as set forth in the Shareholders Agreement of the Managing General Partner, to Adolphus Andrews, Jr.

                                  APPENDIX III


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         OLYMPIC RESOURCE MANAGEMENT LLC

                    (A WASHINGTON LIMITED LIABILITY COMPANY)



                               DATED AND EFFECTIVE

                                      AS OF

                           ____________________, 1997

                                TABLE OF CONTENTS

      ARTICLE 1 -- FORMATION................................................  1
            1.1   Certificate of Formation..................................  1
            1.2   Name......................................................  1
            1.3   Purpose...................................................  1
            1.4   Term......................................................  1
            1.5   Principal Place of Business...............................  1
            1.6   Registered Office and Registered Agent....................  1

      ARTICLE 2 -- DEFINITIONS..............................................  1

      ARTICLE 3 -- MEMBERS, CONTRIBUTIONS AND INTERESTS.....................  3
            3.1   Members' Names and Addresses..............................  3
            3.2   Additional Members........................................  3
            3.3   Initial Contributions.....................................  3
            3.4   Additional Contributions..................................  4
            3.5   No Interest On or Withdrawal of Capital...................  4
            3.6   Capital Accounts..........................................  4
            3.7   Restriction on Withdrawal or Transfer of Member's Interest  4

      ARTICLE 4 -- MEETINGS OF MEMBERS......................................  4
            4.1   Meetings..................................................  5
            4.2   Place of Meetings.........................................  5
            4.3   Notice of Meetings........................................  5
            4.4   Record Date...............................................  5
            4.5   Quorum....................................................  5
            4.6   Manner of Acting..........................................  5
            4.7   Proxies...................................................  5
            4.8   Waiver of Notice..........................................  5
            4.9   Action Without Meeting....................................  5
            4.10  Meetings by Telephone, Etc................................  6

      ARTICLE 5 -- MANAGEMENT...............................................  6
            5.1   Management................................................  6
            5.2   Major Decisions...........................................  6
            5.3   Agents; Administrative Functions..........................  6
            5.4   Right to Rely on the Managing Member......................  6
            5.5   Removal of Managing Member................................  7
            5.6   Redemption of MGP's Interest upon Dissociation............  7

      ARTICLE 6 -- ACCOUNTING AND RECORDS...................................  7
            6.1   Books of Account..........................................  7
            6.2   Fiscal Year...............................................  8
            6.3   Accounting Reports........................................  8
            6.4   Tax Returns...............................................  8
            6.5   Tax Matters Member........................................  8

      ARTICLE 7 -- ALLOCATIONS AND DISTRIBUTIONS............................  8
            7.1   Allocation of Net Profit and Loss - In General............  8
            7.2   Special Allocations.......................................  9

            7.3   Corrective Allocations....................................  9
            7.4   Other Allocation Rules....................................  9
            7.5   Determination of Net Profit or Loss....................... 10
            7.6   Mandatory Tax Allocations Under Code Section 704(c)....... 10
            7.7   Distributions............................................. 11

      ARTICLE 8  -- DISSOLUTION AND LIQUIDATION............................. 11
            8.1   Events of Dissolution..................................... 11
            8.2   Liquidation Upon Dissolution and Winding Up............... 11
            8.3   No Obligation to Restore Negative Capital Account Balance
                  on Liquidation............................................ 12

      ARTICLE 9 -- LIMITATION OF LIABILITY; INDEMNIFICATION................. 12
            9.1   Limitation of Liability................................... 12
            9.2   Indemnification........................................... 12

      ARTICLE 10 -- MAXIMUM FINANCIAL COMMITMENT............................ 13

      ARTICLE  11 -- MISCELLANEOUS.......................................... 13
            11.1  Notices................................................... 13
            11.2  Governing Law............................................. 13
            11.3  Amendments................................................ 13
            11.4  Construction.............................................. 13
            11.5  Headings.................................................. 13
            11.6  Waivers................................................... 13
            11.7  Remedies.................................................. 13
            11.8  Severability.............................................. 14
            11.9  Heirs, Successors and Assigns............................. 14
            11.10 Creditors................................................. 14
            11.11 Counterparts.............................................. 14

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         OLYMPIC RESOURCE MANAGEMENT LLC

                    (A WASHINGTON LIMITED LIABILITY COMPANY)




      THIS LIMITED LIABILITY COMPANY AGREEMENT, dated the ____ day of ________, 1997, is made and entered into by and between Pope MGP, Inc., a Delaware corporation ("MGP") and ORM, Inc., a Washington corporation ("ORMI").

                             ARTICLE 1 -- FORMATION

      1.1 CERTIFICATE OF FORMATION. A Certificate of Formation was filed on _______________, 1997, stated to be effective _______________, 1997, the date on which the term of the Company shall begin.

      1.2 NAME. The name of the limited liability company is "Olympic Resource Management LLC."


      1.3 PURPOSE. The principal purpose and business of the Company is the location, acquisition, management and/or development of land (or interests in entities with land assets) and related resources, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of Investors, and to exercise all other powers necessary or reasonably connected or incidental to such purpose and business that may be legally exercised by the Company.


      1.4 TERM. The term of the Company shall continue for a period of thirty years from the effective date of the Certificate of Formation, unless the Company is earlier dissolved in accordance with Article 8.

      1.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 19245 Tenth Avenue N.E., Poulsbo, Washington 98370. The Managing Member may relocate the principal place of business or establish additional offices from time to time.

      1.6 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered agent and the address of its initial registered office are as follows:

            Name                                Address
            ----                                -------
            Craig L. Jones                19245 Tenth Avenue N.E.
                                          Poulsbo, Washington  98370

The registered office and registered agent may be changed by the Managing Member from time to time by filing a statement of change in accordance with RCW 25.15.020.

                            ARTICLE 2 -- DEFINITIONS

      The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

      "ACT" means the Washington Limited Liability Company Act (RCW Ch. 25.15).

      "AGREEMENT" means this limited liability company agreement, as originally executed and as amended from time to time.

      "ALLOCABLE INCOME" means the IPMB Net Income for a fiscal period, increased by amounts accrued under the Company's Management Incentive Plan for such fiscal period.

      "CAPITAL ACCOUNT" has the meaning defined in Section 3.6.

      "CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

      "COMPANY" means the limited liability company governed by this Agreement.

      "DEFICIT CAPITAL ACCOUNT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

            (i) credit to such Capital Account any amount that such Member is obligated to restore to the Company under Regulation Section
1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Regulation Sections 1.704-2(g)(1) and (i)(5); and

            (ii) debit to such Capital Account the items described in Regulation
Section 1.704- 1(b)(2)(ii)(d)(4), (5) and (6).

This definition is intended to comply with the provisions of Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.


      "EVENT OF DISSOCIATION" means, with respect to MGP, any one of the events described in Section 8.1(c).

      "INVESTMENT ENTITIES" means new general or limited partnerships, joint ventures, limited liability companies, or other new entities to be formed with one or more Investors to acquire, hold, and manage land, land-holding entities, and related resources.

      "INVESTORS" means one or more individuals and/or entities who are not otherwise affiliates of the Company or its Members who shall provide funds for the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States.

      "INVESTOR PORTFOLIO MANAGEMENT BUSINESS" means the business of the Company involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, including, but not limited to, timberlands and lands with development potential for residential or commercial use, within and without the United States, primarily or exclusively for the account of Investors.

      "IPMB CUMULATIVE COMMITMENT" means the cumulative sum of

            (1) Portfolio Management Costs expended; and

            (2) Portfolio Financial Commitments made

by the Partnership, directly or through ORMI and/or the Company, in the conduct, management, and administration of the Investor Portfolio Management Business, net of cumulative IPMB Net Income not allocated to the Managing Member.


      "IPMB NET INCOME" means that portion of the net profit of the Company, as determined pursuant to Section 7.5, derived from the Investor Portfolio Management Business, as determined by deducting Portfolio Management Costs from Portfolio Management Revenue.



      "MANAGEMENT INCENTIVE PROGRAM" means the incentive program implemented to provide financial incentives to the management group of the Company that are directly aligned with the goals and best interests of the Company, which incentive program is adopted by the Members pursuant to Section 5.2.


      "MANAGING MEMBER" means MGP and any successor managing member appointed pursuant to Section 8.1(c).

      "MAXIMUM COMMITMENT LEVEL" means Five Million Dollars ($5,000,000).


      "MEMBER" means each of MGP and ORMI and each person who may hereafter be admitted to the Company as an additional or substituted Member and who executes a counterpart of this Agreement.


      "PARTNERSHIP" means Pope Resources, A Delaware Limited Partnership.

      "PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement of the Partnership, as it may be amended from time to time.

      "PORTFOLIO FINANCIAL COMMITMENTS" means capital contributions, loans, guarantees, negative pledges, and other financial commitments made or incurred by the Partnership directly or through ORMI and/or the Company in the conduct, management, and administration of the Investor Portfolio Management Business.

      "PORTFOLIO MANAGEMENT COSTS" means the costs and expenses of carrying out, managing, and administering the Investor Portfolio Management Business, including the portions of shared or prorated expenses allocated to the Investor Portfolio Management Business, which shall include but not be limited to salaries, benefits and other compensation costs, professional fees (including accounting, legal, and consulting fees), travel, public relations, marketing, facilities, and equipment expenses properly allocable thereto.

      "PORTFOLIO MANAGEMENT REVENUE" means the fees payable by Investors and Investment Entities to the Company.


      "REGULATION" includes temporary and final Treasury regulations promulgated under the Code and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                ARTICLE 3 -- MEMBERS, CONTRIBUTIONS AND INTERESTS


      3.1 MEMBERS' NAMES AND ADDRESSES. The names and addresses of the Members are set forth on attached Schedule 1, as amended from time to time.

      3.2 ADDITIONAL MEMBERS. Additional Members shall be admitted only upon the consent of all Members.

      3.3 INITIAL CONTRIBUTIONS.

            3.3.1 MGP. MGP shall receive its interest in the Company, which represents an interest in the future profits of the Company only, and not a capital interest in the Company of any kind, in consideration for services to be rendered to the Company in MGP's capacity as Managing Member. MGP shall not be required to make an initial capital contribution to the Company, and MGP's initial Capital Account balance shall be zero (0).

            3.3.2 ORMI. Upon the call of the Managing Member, ORMI shall contribute to the capital of the Company an aggregate amount not to exceed Two Million Dollars ($2,000,000).

      3.4 ADDITIONAL CONTRIBUTIONS. Subject to the following provisions of this
Section 3.4 and the provisions of Section 5.2, the Managing Member shall have the right to call for additional capital contributions when and as MGP determines additional capital is necessary or desirable. MGP shall have no obligation to contribute capital to the Company. ORMI shall not be required to contribute capital in excess of its initial contribution under Section 3.3.2 unless the call for additional capital contributions is approved in accordance with Section 5.2.

      3.5 NO INTEREST ON OR WITHDRAWAL OF CAPITAL. No interest shall be paid on capital contributions and no Member shall have the right to withdraw its capital contribution.

      3.6 CAPITAL ACCOUNTS. A capital account ("Capital Account") shall be determined and maintained for each Member in accordance with the principles of Regulation Section 1.704-1(b) at all times throughout the full term of the Company. In the event of a permitted sale or assignment of all or any part of a Member's interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Company interest.

      In the discretion of the Managing Member, the book value of all Company properties may be adjusted to equal their respective gross fair market values, as determined by the Managing Member as of the following times: (1) in connection with the acquisition of an interest in the Company by a new or existing Member for more than a de minimis capital contribution; (2) in connection with the liquidation of the Company as defined in Regulation Section 1.704-(1)(b)(2)(ii)(g); or (3) in connection with a more than de minimis distribution to a retiring or a continuing Member as consideration for all or a portion of its interest in the Company. In the event of a revaluation of any Company assets hereunder, the Capital Accounts of the Members shall be adjusted, including continuing adjustments for depreciation, to the extent provided in Regulation Section 1.704-(1)(b)(2)(iv)(f).

      3.7 RESTRICTION ON WITHDRAWAL OR TRANSFER OF MEMBER'S INTEREST.

            3.7.1 RESTRICTIONS ON WITHDRAWAL. No Member shall voluntarily withdraw from the Company without the consent of all the other Members. A withdrawal in violation of this Section 3.7.1 shall constitute a breach of this Agreement for which the Company and other Members shall have the remedies provided under applicable law.


            3.7.2 RESTRICTIONS ON TRANSFER OF A MEMBER'S INTEREST. Without the consent of the non-transferring Members, which consent may be withheld for any reason or for no reason, no Member shall assign, encumber, sell or otherwise transfer all or any portion of the Member's interest in the Company, or enter into any agreement or transaction as a result of which any person shall acquire an economic or beneficial interest in the Company or the Member's interest in the Company.

                        ARTICLE 4 -- MEETINGS OF MEMBERS

      4.1 MEETINGS. Meetings of Members are not required, but may be called by any Member. No business shall be transacted at any meeting of Members except as is specified in the notice calling such meeting.

      4.2 PLACE OF MEETINGS. The Members may designate any place, either within or outside the State of Washington, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company specified in Section 1.5.

      4.3 NOTICE OF MEETINGS. Written notice stating the place, day and time of the meeting and the purpose for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) calendar days after being deposited in the United States Mail, addressed to the Member at its address as it appears on the records of the Company, postage prepaid.

      4.4 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to any distribution, the date on which notice of the meeting is first delivered or mailed, or the date on which a resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 4.4, such determination shall apply to any adjournment thereof.


      4.5 QUORUM. The presence of all of the Members, represented in person or by proxy, entitled to vote on the issues or actions to be considered at the meeting shall be required to constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.


      4.6 MANNER OF ACTING. If a quorum is present, the unanimous vote of the Members shall be the act of the Members, except as otherwise provided in Sections 3.7 and 8.1.

      4.7 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by the Member's attorney-in-fact or agent appointed in writing. Such proxy or appointment shall be filed with the Company before or at the time of the meeting. No proxy or appointment shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy or appointment.

      4.8 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute waiver of notice of the meeting unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.


      4.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if a consent in writing, describing the action taken, is signed by all of the Members entitled to vote upon such action. Such action shall be included in the minutes of the Company's meetings.

      4.10 MEETINGS BY TELEPHONE, ETC. Meetings of the Members may be held by conference telephone or by any other means of communication by which all participants can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.

                             ARTICLE 5 -- MANAGEMENT


      5.1 MANAGEMENT. The business and affairs of the Company shall be managed by the Managing Member. MGP shall be the Managing Member and shall serve in that capacity throughout the term of the Company, unless and until MGP is the subject of an Event of Dissociation. Without the prior written consent of all of the other Members of the Company, MGP shall not resign or withdraw as Managing Member. Except as provided in Section 5.2 or otherwise expressly provided in this Agreement, the Managing Member shall, to the full extent permitted by the Act, have complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.


      Unless authorized to do so by this Agreement or by the Managing Member, no Member, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

      5.2 MAJOR DECISIONS. Major Decisions (as hereinafter defined) of the Company shall be made only in accordance with this Section 5.2. Neither the Managing Member nor any other Member shall have authority to do any of the following ("Major Decisions") without the unanimous approval of the Members:

            (a) approval of a call for additional capital contributions by the Managing Member pursuant to Section 3.4;

            (b) approval of the sale or other disposition of all or substantially all of the assets of the Company (other than in the ordinary course of business);

            (c) adoption of the Management Incentive Program and the approval of any amendments thereto; and

            (d) approval of the amount and timing of any distributions by the Company to its Members pursuant to Section 7.7.

Major Decisions shall be made at meetings of the Members called and held in accordance with Article 4.

      5.3 AGENTS; ADMINISTRATIVE FUNCTIONS. The Managing Member may authorize, in writing, one or more agents or officers (each, an "Administrator") to implement the management decisions of the Company and to handle the day-to-day operational matters of the Company. Such authority may be general or limited to specific instances. The Managing Member shall determine the duties, compensation, term of service and other matters relating to any Administrator. The Managing Member may remove an Administrator at any time. The Administrator's expenses incurred on behalf of the Company shall be paid by, or reimbursed by, the Company, subject to compliance with any rules, procedures, and requirements established by the Managing Member.

      5.4 RIGHT TO RELY ON THE MANAGING MEMBER. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to the identity and authority of the Managing Member or other person to act on behalf of the Company.

      5.5 REMOVAL OF MANAGING MEMBER. MGP may be removed as Managing Member by the affirmative vote of all of the other Members under the circumstances set forth in Section 5.5.1 or Section 5.5.2 below.

            5.5.1 REMOVAL FOR CAUSE. MGP may be removed as Managing Member for "cause." For this purpose, "cause" shall mean (a) the material, willful breach of this Agreement by MGP or (b) the taking of actions, or the failure to act, by MGP that constitutes the material breach by MGP of the fiduciary duties it owes to the other Members and the Company.

            5.5.2 REMOVAL FOLLOWING THE OCCURRENCE OF EVENTS UNDER THE PARTNERSHIP AGREEMENT. MGP may be removed as Managing Member following the removal, resignation, or withdrawal of MGP as the Managing General Partner of the Partnership in accordance with the terms of Article 16 of the Partnership Agreement.

      5.6 REDEMPTION OF MGP'S INTEREST UPON DISSOCIATION. Upon the occurrence by MGP of an Event of Dissociation, the Company shall be dissolved and liquidated in accordance with Section 8.2 unless the business of the Company is continued pursuant to Section 8.1(c). If the business of the Company is continued pursuant to Section 8.1(c), the Company shall redeem MGP's membership interest in the Company upon the following terms. Within one hundred twenty (120) days following the Event of Dissociation, the Company shall make an initial payment to MGP in redemption of its membership interest in the Company in an amount equal to the Capital Account balance of MGP as of the date of such Event of Dissociation, calculated following an interim closing of the Company's books effective as of date of the Event of Dissociation. In addition to the foregoing initial payment, the Company shall pay to MGP an amount equal to that portion of the Allocable Income otherwise allocable to the successor Managing Member pursuant to Section 7.1.1(b) that is attributable to any property acquisition fees (net of properly allocable direct and indirect costs of the Company) resulting from the closing of executory property acquisition contracts in effect prior to the date of the Event of Dissociation. Any such additional payment shall be made by the Company to MGP within ninety (90) days following the close of the Company's taxable year in which the closing of such executory contract takes place. If the business of the Company is continued following the occurrence of an Event of Dissociation with respect to MGP, from and after the date of the date of such Event of Dissociation MGP shall have no interest in the Company except as provided in this Section 5.6.


                      ARTICLE 6 -- ACCOUNTING AND RECORDS

      6.1 BOOKS OF ACCOUNT. The Company shall maintain records and accounts of all of its operations and expenditures. At a minimum the Company shall keep at its principal place of business the following records:

            (a) a current list and past list, setting forth the full name and last known mailing address of each Member and Managing Member;

            (b) a copy of the Certificate of Formation and all amendments thereto;

            (c) copies of this Agreement and all amendments hereto, and a copy of any prior limited liability company agreements no longer in effect;

            (d) copies of the Company's federal, state, and local tax returns and reports, if any, for the three (3) most recent years;


            (e) minutes of every meeting of the Members, if any, and any written consents obtained from Members for actions taken by Members without a meeting; and

            (f) copies of the Company's financial statements for the three (3) most recent years.

      6.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

      6.3 ACCOUNTING REPORTS. Within forty-five (45) days after the close of each fiscal year, each Member shall receive an audited financial report of the activities of the Company for the preceding fiscal year, including the balance sheet of the Company as of the end of such year and a statement of income or loss for such year.

      6.4 TAX RETURNS. The Company shall prepare and timely file all required federal and state income tax returns. Within forty-five (45) days after the end of each fiscal year, each Member shall be furnished a statement suitable for use in the preparation of the Member's income tax return.

      6.5 TAX MATTERS MEMBER. For purposes of the Code and any comparable provisions of state law, the "Tax Matters Partner" shall be MGP, or such other Member as the Members shall determine from time to time, by unanimous agreement of the Members.

                   ARTICLE 7 -- ALLOCATIONS AND DISTRIBUTIONS

      7.1 ALLOCATION OF NET PROFIT AND LOSS - IN GENERAL.

            7.1.1 ALLOCATION OF NET PROFIT OR LOSS. After giving effect to the special allocations set forth in Sections 7.2 and 7.3, the net profit of the Company for any fiscal year shall be allocated between the Members in accordance with the following formula:

            (a) ORMI ALLOCABLE INCOME ALLOCATION. ORMI shall be allocated an amount of net profit equal to the following percentages (applied on an incremental basis) of the Company's Allocable Income for the fiscal year:

                  Allocable Income             ORMI Percentage
                  ----------------             ---------------
                  $0-3 Million                        80%

                  $3-5 Million                        70%

                  $5-7 Million                        60%

                  Over $7 Million                     50%

            (b) MGP ALLOCABLE INCOME ALLOCATION. All remaining Allocable Income of the Company for the fiscal year shall be allocated to MGP.

            (c) ORMI RESIDUAL NET PROFIT ALLOCATION. The net profit of the Company, if any, that is not properly included in Allocable Income shall be allocated entirely to ORMI.

            7.1.2 ALLOCATION OF NET LOSS.

                  (a) IN GENERAL. The net loss of the Company, if any, for any fiscal year shall be allocated between the Members in accordance with their respective capital contributions to the Company.

                  (b) LIMITATION. The net loss allocated to each Member for any Company fiscal year pursuant to Section 7.1.2(a) and this Section 7.1.2(b) shall not exceed the maximum amount of net loss that can be so allocated without causing such Member to have a Deficit Capital Account at the end of the fiscal year. All net losses in excess of the limitation set forth in this Section 7.1.2(b) shall be allocated to the other Members who do not have Deficit Capital Accounts in proportion to their respective capital contributions to the Company.

      7.2 SPECIAL ALLOCATIONS. The following special allocations shall be made for any fiscal year of the Company in the following order:

            7.2.1 MINIMUM GAIN CHARGEBACK. If there is a decrease in the Company's "partnership minimum gain," as defined in and determined under Regulation Sections 1.704-2(b)(2) and 1.704-2(d), the minimum gain chargeback provisions of Regulation Section 1.704-2(f), which are hereby incorporated into this Agreement by this reference, shall be applied.

            7.2.2 MEMBER MINIMUM GAIN CHARGEBACK. If there is a decrease in any Member's share of "partner nonrecourse debt minimum gain," as defined in and determined under Regulation Section 1.704-2(i), the partner nonrecourse debt minimum gain chargeback provisions of Regulation Section 1.704-2(i)(4), which are hereby incorporated into this Agreement by this reference, shall be applied.

            7.2.3 QUALIFIED INCOME OFFSET. In the event that any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in accordance with Regulation Section 1.704-(1)(b)(2)(ii)(d).

            7.2.4 NONRECOURSE DEDUCTIONS. "Nonrecourse deductions," as defined in and determined under Regulation Sections 1.704-2(b)(1) and (c), shall be allocated among the Members in accordance with Section 7.1.2(a).

            7.2.5 MEMBER NONRECOURSE DEDUCTIONS. "Partner nonrecourse deductions," as defined in and determined under Regulation Sections 1.704-2(i)(1) and (2), shall be specially allocated among the Members in accordance with Regulation Section 1.704-2(i).

      7.3 CORRECTIVE ALLOCATIONS. The allocations set forth in Section 7.1.2(b) and Section 7.2 are intended to comply with certain regulatory requirements under Code Section 704(b). The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 7.2 or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.3. Accordingly, the Managing Member is hereby authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 7.3 in whatever manner the Managing Member determines is appropriate so that, after such offsetting special allocations are made (and taking into account the reasonably anticipated future allocations of income and gain pursuant to Sections 7.2.1 and 7.2.2), the Capital Accounts of the Members are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 7.2 were not contained in this Agreement and all income, gain, loss and deduction of the Company were instead allocated pursuant to Section 7.1 and Section 7.1.2(a).

      7.4 OTHER ALLOCATION RULES.

            7.4.1 GENERAL. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit, and any other allocations not otherwise provided for shall be divided among the Members in accordance with their Percentage Interests, or as otherwise may be required under the Code and the Regulations thereunder.

            7.4.2 ALLOCATION OF RECAPTURE ITEMS. In making any allocation among the Members of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Members who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of such cost recovery deductions or other deductions previously allocated to them.

            7.4.3 ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulation Section 1.752-3(a)(3), the Members' interests in the Company's profits shall be as set forth in Section 7.1.1.

            7.4.4 ALLOCATIONS IN CONNECTION WITH VARYING INTERESTS. If, during a Company fiscal year, there is (i) a permitted transfer of all or a part of a Member's interest in the Company, or (ii) the admission or withdrawal of a Member, net profit, net loss, each item thereof, and all other tax items of the Company for such fiscal year shall be divided and allocated among the Members by taking into account their varying interests during such fiscal year in accordance with Code Section 706(d) and using any conventions permitted by law and selected by the Managing Member.

      7.5 DETERMINATION OF NET PROFIT OR LOSS.

            7.5.1 COMPUTATION OF NET PROFIT OR LOSS. The net profit or net loss of the Company, for each fiscal year or other period, shall be an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (and, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1), including income and gain exempt from federal income tax, shall be included in taxable income or loss).

            7.5.2 ADJUSTMENTS TO NET PROFIT OR LOSS. For purposes of computing taxable income or loss on the disposition of an item of Company property or for purposes of determining the cost recovery, depreciation, or amortization deduction with respect to any property, the Company shall use such property's book value determined in accordance with Regulation Section 1.704-1(b).

            7.5.3 ITEMS SPECIALLY ALLOCATED. Notwithstanding any other provision of this Section 7.5, any items that are specially allocated pursuant to Section
7.2 or Section 7.3 shall not be taken into account in computing the Company's net profit or net loss.

      7.6 MANDATORY TAX ALLOCATIONS UNDER CODE SECTION 704(c). In accordance with Code Section 704(c) and Regulation Section 1.704-3, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial book value computed in accordance with Section 7.5.2. Prior to the contribution of any property to the Company that has a fair market value that differs from its adjusted tax basis in the hands of the contributing Member on the date of contribution, the contributing Member and the non-contributing Members shall agree upon the allocation method to be applied with respect to that property under Regulation
Section 1.704-3, which allocation method shall be set forth on attached Schedule 2, as amended from time to time. The same procedure shall apply to any revaluation of Company property as permitted under Regulation Section 1.704-2(b)(iv)(f); provided, however, that all decisions regarding valuation of assets and allocation methods shall be made by the Managing Member..

      Allocations pursuant to this Section 7.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of net profit, net loss, or other items as computed for book purposes, or distributions pursuant to any provision of this Agreement.

      7.7 DISTRIBUTIONS. Upon approval of the Members in accordance with Section 5.2(d), the Company may make distributions to the Members from time to time, to the extent permitted by the Act.

            7.7.1 DISTRIBUTIONS ATTRIBUTABLE TO INVESTOR PORTFOLIO MANAGEMENT BUSINESS. Each distribution of distributable funds derived from the Investor Portfolio Management Business shall be made to all Members, and divided among the Members in proportion to their respective shares, determined in accordance with Section 7.1.1, of the Allocable Income to which the distribution relates. For these purposes, distributions shall be applied against each Member's share of the Allocable Income of the Company in the chronological order in which that Allocable Income was earned by the Company. For example, distributions shall be first applied against the Allocable Income earned by the Company in the first year in which it had Allocable Income until each Member has received distributions equal to such Member's share of the Allocable Income of the Company in such year, and shall be subsequently applied against the Allocable Income earned by the Company in each succeeding year, in the same fashion.

            7.7.2 DISTRIBUTIONS ATTRIBUTABLE TO OTHER ACTIVITIES. Each distribution of distributable funds derived from activities of the Company other than the Investor Portfolio Management Business shall be made entirely to ORMI.

                    ARTICLE 8 -- DISSOLUTION AND LIQUIDATION

      8.1 EVENTS OF DISSOLUTION. Except as otherwise provided in this Agreement, the Company shall dissolve upon the earlier of:

            (a) expiration of the term specified in Section 1.4;

            (b) the written agreement of all of the Members;


            (c) The occurrence with respect to MGP of any of the following events (each, an "Event of Dissociation") unless, within ninety (90) days following such event, (x) the successor to MGP as the Managing General Partner of the Partnership agrees in writing to become the Managing Member and to indemnify and hold harmless MGP from liabilities and expenses related to the Company from and after the date of such event and (y) the business of the Company is continued with the consent of all of the remaining Members (determined without regard to MGP):


                  (i) an event of voluntary or involuntary insolvency or a
            bankruptcy proceeding as specified in RCW 25.15.130(1)(d) or (e);


                  (ii) the dissolution and commencement of liquidation of MGP;
            or

                  (iii) the removal of MGP as Managing Member in accordance with
            Section 5.5;

            (d) the occurrence of any event not specified in Section 8.1(c) which causes the Company to have fewer than two (2) Members unless, within ninety (90) days following the event of dissociation as a result of which the number of Members is reduced below two (2), one or more additional Members are admitted so that there are at least two (2) Members.


      8.2 LIQUIDATION UPON DISSOLUTION AND WINDING UP. Upon the dissolution of the Company, the Managing Member (or, if there is no Managing Member, the remaining Members) shall wind up the affairs of the Company. A full account of the assets and liabilities of the Company shall be taken. The assets shall be promptly liquidated and the proceeds thereof applied as required by the Act. Upon discharging all debts and liabilities of the Company, all remaining assets shall be distributed to the Members or their representatives by the end of the taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation) in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs (other than those made pursuant to this Section 8.2). With the approval of the Members, the Company may, in the process of winding up the Company, distribute property in kind, in which case the Members' Capital Account balances shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(e).

      8.3 NO OBLIGATION TO RESTORE NEGATIVE CAPITAL ACCOUNT BALANCE ON LIQUIDATION. No Member shall have any obligation to make any capital contribution to the Company to eliminate the negative balance, if any, of such Member's Capital Account upon a liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or liquidation of such Member's interest in the Company, and any such negative balance shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

              ARTICLE 9 -- LIMITATION OF LIABILITY; INDEMNIFICATION


      9.1 LIMITATION OF LIABILITY. No current or former Member, Managing Member, or director, officer, partner, member, Administrator, or other employee or agent thereof (each, a "Covered Person") shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission by such Covered Person performed in good faith pursuant to the authority granted to such Covered Person by this Agreement or in accordance with its provisions, and in a manner reasonably believed by the Covered Person to be within the scope of its authority and in the best interest of the Company; provided, however, that such act or omission did not involve intentional misconduct, fraud, a knowing violation of law, conduct violating RCW 25.15.235, or any transaction from which the Covered Person has personally received a benefit in money, property or services to which the Covered Person was not legally entitled. If the Act is hereafter amended to authorize Company action further limiting the personal liability of Covered Persons, then the liability of each Covered Person shall be eliminated or limited to the full extent permitted by the Act, as so amended. No repeal or modification of the Act or this Section 9.1 shall adversely affect any right or protection of a Covered Person existing at the time of such repeal or modification for or with respect to an act or omission of such Covered Person occurring prior to such repeal or modification.


      9.2 INDEMNIFICATION. The Company shall indemnify each Covered Person from and against any judgments, settlements, penalties, fines or expenses incurred by them on behalf of the Company or in furtherance of the Company's interests; provided, however, that a Covered Person shall not be indemnified from or on account of acts or omissions of the Covered Person finally adjudicated to be intentional misconduct, fraud, a knowing violation of law by such Covered Person, conduct of the Covered Person adjudged to be in violation of RCW 25.15.235, or involving any transaction with respect to which it was finally adjudged that such Covered Person received a benefit in money, property or services to which such Covered Person was not legally entitled.

      Any indemnification required to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise. In addition, the Company may advance funds to a person claiming indemnification under this Section 9.2 for legal expenses and other costs incurred as a result of a legal action brought against such Covered Person only if (i) the legal action relates to the performance of duties or services by the Covered Person on behalf of the Company, (ii) the legal action is initiated by a party other than a Member, and (iii) such Covered Person undertakes to repay the advanced funds to the Company if it is determined that such person is not entitled to indemnification pursuant to the terms of this Agreement.

The right to indemnification and payment of expenses incurred in defending a proceeding conferred in this Section 9.2 shall not be exclusive of any other right any Covered Person may have or hereafter acquire under any statute, this Agreement, vote of Members or otherwise.

      No repeal or modification of the Act or this Section 9.2 shall adversely affect any right of a Covered Person to indemnification existing at the time of such repeal or modification for or with respect to indemnification related to an act or omission of such Covered Person occurring prior to such repeal or modification.

  No Member shall have any personal liability with respect to the satisfaction of any required indemnification of the above-mentioned Covered Persons.


                   ARTICLE 10 -- MAXIMUM FINANCIAL COMMITMENT

      Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not permit the Company, without the prior approval of the partners of the Partnership pursuant to Section 6.8(A) of the Partnership Agreement, to incur any expense or take any action which would cause the IPMB Cumulative Commitment to exceed the Maximum Commitment Level.

                           ARTICLE 11 -- MISCELLANEOUS

      11.1 NOTICES. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given if delivered personally to the party to whom directed or, if mailed, by registered or certified mail, postage and charges prepaid, addressed (a) if to a Member, to the Member's address specified on attached Schedule 1, and (b) if to the Company, to the Company's address specified in Section 1.5. Any such notice shall be deemed to be given when personally delivered or, if mailed, two (2) business days after the date of mailing. A Member or the Company may change its address for purposes of notices hereunder by giving notice specifying such changed address in the manner specified in this Section 11.1.

      11.2 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Washington, including without limitation, the Act.

      11.3 AMENDMENTS. This Agreement may not be amended except by the unanimous written agreement of all of the Members.

      11.4 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

      11.5 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

      11.6 WAIVERS. The failure of any person to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

      11.7 REMEDIES. The rights and remedies of the parties hereunder shall not be mutually exclusive, and the exercise of any one right or remedy shall not preclude or waive the right to exercise any other remedies. Said rights and remedies are in addition to any other rights the parties may have by law or otherwise.

      11.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

      11.9 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

      11.10 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      11.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


      Executed as of the date first above written by the undersigned.


                                    POPE MGP, INC., a Delaware
            corporation


                                    By__________________________________________
                                        ________________________________
                                        Its __________________________


                                    ORM, INC., a Washington
            corporation


                                    By__________________________________________
                                          ________________________________
                                          Its __________________________

                                   SCHEDULE 1
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         OLYMPIC RESOURCE MANAGEMENT LLC



                         Names and Addresses of Members

Pope MGP, Inc.
19425 Tenth Avenue NE
PO Box 1780
Poulsbo, WA  98370


ORM, Inc.
19425 Tenth Avenue NE
PO Box 1780
Poulsbo, WA  98370

                                   SCHEDULE 2
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         OLYMPIC RESOURCE MANAGEMENT LLC


               Mandatory Tax Allocations Under Code Section 704(c)


No property will be contributed to the Company upon its formation that will be subject to the mandatory tax allocation rules of Code Section 704(c).

                                   APPENDIX IV

                          HOULIHAN LOKEY HOWARD & ZUKIN

                       A SPECIALTY INVESTMENT BANKING FIRM

December 16, 1996

The Board of Directors
Pope Resources
Post Office Box 1780
Poulsbo, Washington 98370

         RE:  GENERAL PARTNER - COMPENSATION ADJUSTMENT

Dear Board Members:

We understand that Pope Resources ("Partnership"), is considering forming a wholly-owned subsidiary to be named Olympic Resource Management, Inc. ("ORMI"), which will become a member of a newly formed limited liability company (hereinafter "LLC"). The LLC will be engaged in the acquisition and management of properties, and related entities on behalf of third parties for which it will earn various fees ("Investor Portfolio Management Business"). In connection therewith, Pope MGP, Inc., the managing general partner ("General Partner") of the Partnership has proposed that it be compensated for managing the LLC based on the financial performance of the LLC. We further understand that providing additional compensation to Pope MGP in this fashion requires an amendment to the terms of the Partnership Agreement (hereafter "Compensation Adjustment").

You have requested our opinion (the "Opinion") as to the fairness to the Limited Partners of the Partnership ("Limited Partners"), from a financial point of view, of the Compensation Adjustment. The Opinion does not address the Partnership's underlying business decision to enter into the Investor Portfolio Management Business.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. reviewed the Partnership's annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1991 to December 31, 1995 and 10-Q for the period ended September 30, 1996, which the Partnership's management has identified as the most current financial information available;

         2. reviewed financial models based upon the Investor Portfolio Management Business plan for the Partnership and LLC which were prepared by the General Partner for the fiscal years ended 1997 through 2001;

         3. reviewed the Limited Partnership Agreement of Pope Resources, dated as of November 7, 1985, and the amendments thereto approved December 16, 1986;

The Board of Directors                                                 Page 2
Pope Resources
December 16, 1996



         4. spoke with certain members of the General Partner regarding the current operations, financial condition and future prospects of the Partnership and the LLC;

         5. reviewed the historical market prices and trading volume for the Partnership's publicly traded securities;

         6. reviewed publicly available financial data and partnership agreements of other publicly traded limited partnerships; and

         7. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We were requested by the Board of Directors of the Partnership to identify possible incentive compensation structures. In connection with this analysis we:
(i) reviewed compensation arrangements for certain publicly-traded partnerships we deemed comparable to the Partnership; (ii) reviewed the rights and privileges of the Limited Partners and the General Partner, including the ability of officers and other affiliates of the General Partner to pursue the activities of the LLC without the involvement of the Partnership; and (iii) calculated yield and total return to the Limited Partners and General Partner using varying allocations of net cashflow. We presented a possible incentive compensation structure to the Board of Directors and, at its request, analyzed certain modifications to the proposed structure.

We have relied upon and assumed, without independent verification, that the financial information provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Partnership and LLC, and that there has been no material change in the assets, financial condition, business or prospects of the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Partnership and LLC and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnership and/or LLC. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based on the foregoing, and in reliance thereon, it is our opinion that the Compensation Adjustment more fully set forth in the proxy statement, to which this Opinion is attached, is fair to the Limited from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

/s/ Houlihan, Lokey, Howard & Zukin, Inc.
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
PROXY
                                                                           PROXY
                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
                     19245 10TH AVE. N.E., POULSBO, WA 98370

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF POPE MGP, INC., AS MANAGING GENERAL PARTNER


The undersigned hereby appoints Gary F. Tucker and Peter T. Pope, and each of them, with full power of substitution, the proxies of the undersigned to vote all units of Partnership interest ("Units") of Pope Resources, A Delaware Limited Partnership (the "Partnership") which the undersigned is entitled to vote at a meeting of the Partnership to be held at The Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington on March 14, 1997, at 1:00 p.m., and any adjournments or postponements thereof.


This proxy may be revoked at any time before it is exercised.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. DISCRETIONARY AUTHORITY IS HEREBY GRANTED AS TO THE MATTERS SET FORTH BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.


1. PROPOSAL TO AMEND THE PARTNERSHIP AGREEMENT to (i) permit the Partnership to engage in a new business enterprise involving the location, acquisition, management and/or development of land and related resources directly or through acquisition of land-holding entities, primarily or exclusively for the account of individuals and/or entities who are not otherwise Affiliates of the Partnership (the "Investor Portfolio Management Business"), provided that the IPMB Cumulative Commitment does not exceed the Maximum Commitment unless approved by a Majority Interest; and (ii) authorize an incremental, sliding-scale allocation of net income derived from the Investor Portfolio Management Business between the Partnership and the Managing General Partner.


      __ FOR      __ AGAINST   __ ABSTAIN

2. PROPOSAL TO WAIVE THE APPLICATION OF MANDATORY RETIREMENT AGE set forth in the Shareholders Agreement of the Managing General Partner to permit Adolphus Andrews, Jr. to serve on the Board of Directors of the Managing General Partner for a period of two years after his 75th birthday.

      __ FOR      __ AGAINST   __ ABSTAIN

Please sign exactly as name appears below. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate name by authorized person.

                        Dated:  _______________, 1997



                        _____________________________
                        Signature


                        _____________________________
                        Signature (if held jointly)



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


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